EXECUTION COPY

December 22, 2011

Avrupa Minerals Ltd.

410 – 325 Howe Street
Vancouver, BC, Canada
V6C 1Z7

Attention:   Paul W. Kuhn

MAEPA-Empreendimentos Mineiros e Participações, LDA
Rua Jose Eigenmann, No. 90, Nogueira
4715-199 Braga
Portugal

Attention:   Paul W. Kuhn and Adriano Fernando Barros

Dear Sirs:

Re:

Option Agreement – Alvalade Copper Project, Portugal

Further to the memorandum of understanding (“MOU”) dated June 3, 2011 among Antofagasta Minerals S.A. (“Antofagasta”), Avrupa Minerals Ltd. (“AML”) and MAEPA-Empreendimentos Mineiros e Participações, LDA (“MAEPA”), as amended on November 22, 2011, this option agreement (the “Agreement”) sets out the general terms for an option and joint venture under which Antofagasta can earn up to a 75% interest in certain rights held by MAEPA in the Alvalade Copper Project located in Portugal, all as more particularly described in Schedules A-1 and A-2. MAEPA is a 90%-owned subsidiary of AML and references to “Avrupa” will collectively mean AML and MAEPA, unless the context otherwise requires.

This Agreement is intended to confirm our discussions regarding the earning of such interest and the subsequent arrangements that may be entered into to explore the Assets and, if warranted, develop one or more project or projects thereon (the “Transaction”).  This Agreement, including the Schedules, will serve as the basis for the negotiation and execution of a Shareholders’ Agreement between us governing the project, the first draft of which will be prepared by Antofagasta.

This Agreement is binding and enforceable between the Parties and will remain in full force and effect until terminated in accordance with the terms hereof or superseded by the Shareholders’ Agreement.

1.

Definitions, Schedules and Phases

1.1

Definitions – The following terms will have the following meanings in this Agreement:

(1)

“0.5% Buyback” has the meaning set out in Section 13.1(b);

(2)

“0.5% Buyback Event” has the meaning set out in Section 12.6;

(3)

“1.5% Buyback” has the meaning set out in Section 13.1(a);

(4)

“1.5% Buyback Event” has the meaning set out in Section 12.5;

(5)

“51/49 Phase” has the meaning set out in Section 1.3(a);

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(6)

“Actual Expenditures” means all Expenditures funded or incurred by any Party except for those included in the calculations of Deemed Expenditures;

(7)

“Adverse Claim” has the meaning as set out in Section 10.8(b);

(8)

“Affiliate” means any Person that controls, is controlled by, or is under common control with, a Party.  For the purposes of the preceding sentence only, “control” means:

(i)

the right to the exercise, directly or indirectly, of more than 50% of the voting rights attributable to the controlled Person, and/or

(ii)

the ownership, directly or indirectly, of more than 50% of the voting share capital of the controlled Person, and/or

(iii)

the right to appoint the majority of the directors or the members of the audit board (by contract or otherwise) of the controlled Person;

(9)

“Agent” means, a person or entity, authorized by another entity to act on its behalf, and includes (i) a business representative, person that acts for or provides services on behalf of, who undertakes to transact some business, or manage some affair, for another by authority of the latter and (ii) any director, officer, employee or other representative of such entity, for whose acts such authorizing entity may be vicariously liable;

(10)

“Agreement” has the meaning set out on the first page of this document;

(11)

“AML” has the meaning set out on the first page of this Agreement;

(12)

“Anti-Bribery Laws” means:

(i)

the Foreign Corrupt Practices Act (Canada) and the Organization for Economic Cooperation and Development Convention Against Bribery of Foreign Public Officials in International Business Transactions and legislation implementing such Convention;

(ii)

the UK Bribery Act (United Kingdom);

(iii)

the Foreign Corrupt Practices Act (United States); and

(iv)

all other applicable laws where any of the Parties do business relating to corruption, bribery, ethical business conduct, money laundering, political contributions, gifts and gratuities, or lawful expenses, to public officials and private persons, and laws requiring the disclosure of agency relationships or commissions and the anticorruption rules of any international financial institutions with which it does business;

(13)

“Antofagasta” has the meaning set out in the first paragraph of this Agreement;

(14)

“Assets” means the Mineral Rights, and including without limitation, all associated licences, permits, lease agreements, real property rights, water rights, data, maps, information, technical reports, drill core, samples and assays together with exploration tools, equipment, and supplies thereafter acquired by either Party in relation to the Mineral Rights;

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(15)

“Avrupa” has the meaning set out on the first page of this Agreement;

(16)

“Avrupa Holdings” means Avrupa Holdings Inc., a company formed under the laws of Barbados;

(17)

“Avrupa Holdings II” means Avrupa Portugal Holdings Inc., a company formed under the laws of Barbados;

(18)

“Board” means the Board of Directors of Newco;

(19)

“Budget” has the meaning set out in Section 10.6(h);

(20)

“Business Day” means any day other than a Saturday, Sunday or day that is a holiday in either of Santiago, Chile, Lisbon, Portugal and Vancouver, British Columbia;

(21)

“Buyback” means either the 0.5% Buyback or the 1.5% Buyback;

(22)

“Commencement of Commercial Production” means the first day of the month following the first 30 consecutive days during which Minerals have been produced from a mine at an average rate of not less than 65% of the initial rated capacity if a plant is located on the applicable Mineral Rights or if no plant is located thereon, the last day of the first period of 30 consecutive days during which ore has been shipped from the Mineral Rights on a reasonably regular basis for the purpose of earning revenues, whether to a plant or facility constructed for that purpose or to a plant or facility already in existence, but does not include the production of Minerals from bulk sampling or milling for the purpose of testing or milling by a pilot plant;

(23)

“Companies Act” means the Portuguese Companies Code (“Codigo das Sociedades Commerciais”), enacted by Decree-Law 262/86, of 2 September 1986, as amended;

(24)

“Confidential Information” has the meaning set out in the Confidentiality Agreement and Section 15.1;

(25)

“Confidentiality Agreement” means the confidentiality agreement entered into between Antofagasta and Avrupa on January 26, 2011;

(26)

“Control Interest” means the direct or indirect ownership or control of the voting securities in a company which comprises 50% or more of the total issued and outstanding voting securities of that company;

(27)

“Deemed Expenditures” means:

(i)

upon commencement of the 51/49 Phase:

(A)

in the case of Antofagasta, 100% of all Expenditures funded by Antofagasta up to the commencement of the 51/49 Phase; and

(B)

in the case of Avrupa, 49/51 multiplied by the amount set out in the immediately preceding subsection;

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(ii)

upon commencement of Phase III:

(A)

in the case of Antofagasta, 100% of all Expenditures funded by Antofagasta up to the commencement of Phase III; and

(B)

in the case of Avrupa, 25/75 multiplied by the amount set out in the immediately preceding subsection;

(28)

“Designated Accounting Firms” means one or more of the member firms of PricewaterhouseCoopers International Limited, Ernst & Young Global Limited, KPMG International Cooperative and Deloitte Touche Tohmatsu Limited or any successor or resulting firms or entity created by a merger, amalgamation, business combination or like transaction of one of such firms with another firm or entity;

(29)

“Development” means the development of a commercial mining operation for Minerals;

(30)

“Development Decision” means a decision by the Board to approve a Development Program, evidenced by written minutes, which will include, but not be limited to, the approval of the capital expenditure Budget in relation thereto;

(31)

“Development Program” means a program prepared by the Operator and approved by the Board for the Development and construction of a mine and related infrastructure and processing facilities on the Mineral Rights which is consistent with a Feasibility Study delivered on the Mineral Rights;

(32)

“DGEG” means the Direcção-Geral de Energia e Geologia, the General Directorate of Energy and Geology of Portugal;

(33)

“Dilution” has the meaning set out in Section 12.3;

(34)

“Dropped Mineral Rights” has the meaning as set out in Section 9.1(a);

(35)

“Effective Date” means the date first written above and is deemed to be the Option Execution Date (as defined in the MOU);

(36)

“Encumbrance” means any mortgage, charge, pledge, hypothecation, security interest, assignment, lien (statutory or otherwise), title retention agreement or arrangement, royalty, restrictive covenant or other encumbrance or other adverse third party interest of any nature or any agreement to give or create any of the foregoing, but does not include the Government Royalty;

(37)

“Expenditures” means all costs and expenses of whatever kind or nature funded, spent or incurred in the conduct of activities on or in relation to the Mineral Rights, as the case may be, including:

(i)

in holding the Mineral Rights in good standing (including land maintenance costs and any monies expended as required to comply with applicable laws and regulations), curing title defects and in acquiring and maintaining surface, water and other ancillary rights (including any costs of defending Adverse Claims);

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(ii)

in preparing for and in the application for and acquisition of environmental and other permits necessary or desirable to commence and complete exploration and development activities;

(iii)

in connection with any applications and necessary studies for the obtaining of permits, licences, and other regulatory approvals including the preparation for and attendance at hearings and other meetings relating to the Mineral Rights;

(iv)

in doing geophysical, geochemical and geological surveys, drilling, assaying and metallurgical testing, including costs of assays, metallurgical testing and other tests and analyses (including downhole photography) to determine the quantity and quality of minerals and metals, water and other materials or substances;

(v)

in the preparation of Work Programs and Budgets and the presentation and reporting of data and other results obtained from those Work Programs including any program for the preparation of any preliminary assessment, technical report, pre-feasibility study, Feasibility Study or other evaluation of the Mineral Rights;

(vi)

in searching for, digging, trenching, sampling, assaying, testing, working, developing, mining or extracting minerals and metals;

(vii)

in conducting the drilling of holes by any method, as approved by the Technical Committee;

(viii)

in acquiring, erecting and installing a mining plant, milling and metallurgical plant, ancillary facilities, buildings (including accommodations for workers, if necessary), machinery, tools, appliances or equipment and constructing access roads, railroads and other transportation facilities and, if necessary, water pipelines for use in relation to the Mineral Rights;

(ix)

in transporting minerals, personnel, supplies, mining or milling plant, buildings, machinery, tools, appliances or equipment in, to or from the Mineral Rights;

(x)

for environmental remediation and rehabilitation;

(xi)

in acquiring or obtaining the use of facilities, equipment or machinery, and for all parts, supplies and consumables;

(xii)

for salaries, wages and/or other expenses for Persons assigned to exploration, evaluation, development and operation activities;

(xiii)

in paying assessments or contributions under worker’s compensation, employment insurance, pension or other similar legislation or ordinances relating to such personnel;

(xiv)

in supplying food, lodging and other reasonable needs for personnel;

(xv)

reasonable travelling expenses of all Persons engaged in work with respect to and for the benefit of the Mineral Rights, including for their food, lodging and other reasonable needs, and for greater certainty include such expenses of Avrupa representatives and personnel engaged in work with respect to and for the benefit of the Mineral Rights;

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(xvi)

payments to contractors or consultants for work done, services rendered or materials supplied;

(xvii)

the cost of insurance premiums and performance bonds or other security;

(xviii)

all duties and taxes levied against or in respect of the Mineral Rights, and for activities on the Mineral Rights, and all duties and taxes levied against Newco;

(xix)

reasonable travelling expenses for attendance at Board meetings, Technical Committee meetings and other meetings related to the Transaction;

(xx)

Maintenance Payments;

(xxi)

in preparing engineering, geological, financial or marketing studies and reports and activities related thereto;

(xxii)

all principal and interest payments due and owing to third party lenders;

(xxiii)

the cost to be incurred in respect of the incorporation of Newco and the transfer of the Mineral Rights and other Assets to Newco;

(xxiv)

in obtaining independent legal services directly relating to Operations; and

(xxv)

the Operator’s Fee,

provided that the costs and expenses of goods or services supplied by any Affiliate of Antofagasta or Avrupa will be charged at the same rate as would be used by a non-related party in a transaction at arms length for equivalent goods or services;

(38)

“Expired Mineral Rights” has the meaning set out in Section 9.1(a)(ii);

(39)

“Feasibility Study” means a study prepared in compliance with the standards set out in NI 43-101 and in conjunction with a recognized international mining engineering firm assessing the feasibility of placing the Mineral Rights into production at a commercially acceptable rate of return on capital, in such form and detail and using such assumption as to mineral prices as are customarily and reasonably done by major international mining companies, and of a standard reasonably required by major financial institutions in connection with consideration of project financing, in determining the viability of mining projects such as the Mineral Rights and will include a reasonable assessment of the mineable mineral reserves and their amenability to milling or processing, a complete description of the work, equipment and supplies, environmental studies, mitigation and project closure plans required to bring the Mineral Rights into production and the estimated cost thereof, a description of the mining methods to be employed and a financial appraisal of the proposed Operations, and for clarification, such study is not necessarily a positive feasibility study;

(40)

“First Option” has the meaning set out in Section 5.1;

(41)

“First Option Exercise Date” has the meaning set out in Section 5.3;

(42)

“First Option Expenditures” has the meaning set out in Section 5.2;

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(43)

“First Option Termination Notice” has the meaning set out in Section 5.9;

(44)

“Force Majeure” has the meaning set out in Section 17.2;

(45)

“Governmental Authority” means any foreign, domestic, national, federal, provincial, territorial, state, regional, municipal or local government or authority, quasi government authority, fiscal or judicial body, government or self regulatory organization, commission, board, tribunal, organization, or any regulatory, administrative or other agency, or any political or other subdivision, department, or branch of any of the foregoing;

(46)

“Government Royalty” means the royalties (including, but not limited to the basic royalty, the penalty royalty or the windfall royalty) as may be charged by the government of Portugal pursuant to the provisions of the Minerals Act, the Prospecting and Research Agreements and Administrative Order 598/90, of July 31 2009, which creates the charges applicable to the mining activity, as amended by the Administrative Order 897/95, of July 17 1995;

(47)

“Group Undertakings” means the business dealings or undertakings of the party, the parent of such party, any Affiliates of such party or any Affiliates of the parent of such party;

(48)

“Initial Study Phase” has the meaning set out in Section 1.3(b);

(49)

“Interest” means an undivided beneficial interest in the Assets and an undivided equity interest in Newco or MAEPA (as the case may be), all expressed as a percentage;

(50)

“MAEPA” has the meaning set out on the first page of this Agreement;

(51)

“Maintenance Payments” has the meaning set out in Section 10.8(a);

(52)

“Mineral Rights” means the Prospecting and Research Agreements as more particularly described in Schedule A-1 (and the rights to Minerals granted thereunder in respect of areas as may be modified from time to time and any subsequent rights derived therefrom), and/or any subsequent exploitation rights under a concession contract and other Mineral Rights defined in accordance with the Minerals Act, as amended from time to time pursuant to renewals approved by the Minister and the DGEG and depicted in the map set out as Schedule A-2;

(53)

“Mineral Rights Holder” has the meaning set out in Section 10.5;

(54)

“Minerals” means all Ores, and concentrates or metals derived from them, containing those groups of precious, base and industrial minerals and which are found in, on or under the Mineral Rights and may lawfully be explored for, mined and sold as granted under the Minerals Act and pursuant to the specific rights granted by such Mineral Rights and other instruments of title under which any of the Mineral Rights are held;

(55)

“Minerals Act” Decree-Law 90/90, of March 16 1990, that establishes the legal regime of the geological resources in Portugal, and Decree-Law 88/90, of March 16 1990, that establishes the legal regime of utilization of natural mineral resources in Portugal;

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(56)

“Minister” means the Minister of Economy and Employment of the Government of Portugal;

(57)

“Minister’s Approval” means the approval of the Minister for the transfer of the contractual position of MAEPA under the Assets to Newco, or the issuance of shares in Newco to Antofagasta (or its Affiliates) under this Agreement, which is required pursuant to the Minerals Act and the Prospecting and Research Agreements;

(58)

“MOU” has the meaning set out on the first page of this Agreement;

(59)

“Newco” has the meaning set out in Section 5.4(a)(i), subject to Section 5.6;

(60)

“Newco Interest” has the meaning set out in Section 14.2;

(61)

“NI 43-101” means National Instrument 43-101 Standards of Disclosure for Mineral Projects, published by the Canadian Securities Administrators;

(62)

“Non-Operator” until the formation of Newco, such term has the meaning set out in Section 10.1(a);

(63)

“Operations” means the activities of exploration, research, development, construction, mining, milling, processing, treatment operations and related operations conducted by or on behalf of the Parties in respect of the Mineral Rights, including the preparation of any preliminary assessment, technical report, pre-feasibility or Feasibility Study and any other reports, studies or supplementary information;

(64)

“Operator” has the meaning set out in Section 10.1(a);

(65)

“Operator’s Fee” has the meaning set out in Section 10.2;

(66)

“Ore” means mineralised material located on the Mineral Rights from which Minerals can be economically recovered;

(67)

“Parties” means all the parties to this Agreement, and a reference to a “Party” means one of them, except:

(i)

in Sections 12, 14, 16.2(a), 16.4, 16.5, and 17.3, where a reference to “Parties” will mean collectively Avrupa and MAEPA (as one Party) and Antofagasta (as the other Party); and

(ii)

in Section 17.2, where a specific definition is provided;

(68)

“Person” means an individual, corporation, trust, partnership, limited liability company, contractual mining company, joint venture, unincorporated organization, firm, estate, governmental authority or any agency or political subdivision thereof, or other entity;

(69)

“Phases” has the meaning set out in Section 1.3;

(70)

“Phase I” has the meaning set out in Section 1.3(c);

(71)

“Phase II” has the meaning set out in Section 1.3(d);

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(72)

“Phase III” has the meaning set out in Section 1.3(e);

(73)

“Phase IV” has the meaning set out in Section 1.3(f);

(74)

“Proportionate Share” means for any Party or Shareholder (as applicable), that share of Expenditures which is equal to that Party’s or Shareholder’s Interest, expressed as a percentage;

(75)

“Prospecting and Research Agreements” means the contracts entered into between MAEPA and DGEG regarding the granting of prospecting and research rights over mineral deposits of copper, lead, zinc, gold and silver, namely Contract no. MN/PP/006/11, Contract no. MN/PP/005/07 and Contract no. MN/PP/07/09, attached to this Agreement as Schedule E;

(76)

“Release” has the meaning set out in Section 19.3;

(77)

“Relinquished Mineral Rights” has the meaning set out in Section 9.1(a)(i);

(78)

“Royalty” means a net smelter returns royalty on the Mineral Rights and having the terms and in the form set out in Schedule C;

(79)

“Second Option” has the meaning set out in Section 6.1;

(80)

“Second Option Exercise Date” has the meaning set out in Section 6.3;

(81)

“Second Option Conditions” has the meaning set out in Section 6.2;

(82)

“Second Option Termination Notice” has the meaning set out in Section 6.4;

(83)

“Shareholder” means a Party (or its designated Wholly Owned Affiliate) with an equity interest in Newco;

(84)

“Shareholders’ Agreement” means an agreement among the Shareholders governing the affairs of Newco;

(85)

“Supermajority Decisions” means the decisions to be made by the Board that require the approval of the members of such body (as applicable) representing Parties holding in aggregate an Interest equal to greater than 80% of the Parties that such members (or directors) represent more particularly set out in Schedule B;

(86)

“Technical Committee” has the meaning set out in Section 10.5;

(87)

“Transaction” has the meaning set out on the first page of this Agreement;

(88)

“Unanimous Decisions” means the decisions to be made the Technical Committee or  Board (as the case may be) that require the approval of the members of such body representing Parties holding in aggregate an Interest equal to 100% of the Parties that such members (or directors) represent more particularly set out in Schedule B;

(89)

“Wholly Owned Affiliate” means an Affiliate of a Party that is wholly owned by such Party or its parent; and

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(90)

“Work Program” has the meaning set out in Section 10.6(h).

1.2

Schedules – The following are the Schedules attached to and incorporated in this Agreement by this reference and deemed to form a part hereof:

Schedule A-1

–

Description of Mineral Rights

Schedule A-2

–

Map of Mineral Rights

Schedule B

–

Unanimous and Supermajority Decisions

Schedule C

–

Net Smelter Return Royalty Agreement

Schedule D

–

Dilution Formula Examples

Schedule E

–

Prospecting and Research Agreements

1.3

Phases – The phases (the “Phases”, and singularly a “Phase”) of the transactions contemplated by this Agreement are the following:

(a)

“51/49 Phase” means the period from the date of the termination of the Second Option pursuant to Section 6.5 until deemed conversion of the Interest of a Party to a Royalty pursuant to Section 12.6;

(b)

“Initial Study Phase” means the period from June 3, 2011 to the Effective Date.  The Initial Study Phase concludes on the Effective Date. For clarity, the Parties acknowledge that they have amended the MOU on November 22, 2011 to extend the deadline for Antofagasta to complete its due diligence review until December 31, 2011;

(c)

“Phase I” means the period from the Effective Date until the first to occur of (i) the First Option Exercise Date and (ii) the termination of the First Option under Section 5.10;

(d)

“Phase II” means the period from the First Option Exercise Date until the first to occur of (i) the Second Option Exercise Date and (ii) the termination of the Second Option under Section 6.5;

(e)

“Phase III” means the period from the Second Option Exercise Date until the first to occur of (i) the deemed conversion of the Interest of a Party to a Royalty pursuant to Section 12.5 and (ii) the delivery of a Development Decision; and

(f)

“Phase IV” means the period from the delivery of a Development Decision until the deemed conversion of the Interest of a Party to a Royalty pursuant to Section 12.5.

2.

MOU Conditions Precedent

2.1

Satisfaction or Waiver of Conditions Precedent – The Parties confirm that the Conditions Precedent (as defined in the MOU) have been satisfied or waived in accordance with the terms of the MOU and the Option Execution Date in the MOU is deemed to be the Effective Date under this Agreement.

3.

Representations and Warranties

3.1

Representations and Warranties of Avrupa and MAEPA – Avrupa and MAEPA each represent and warrant to Antofagasta that:

(a)

the Mineral Rights are properly and accurately described in Schedule A-1;

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(b)

the Mineral Rights have been duly and validly constituted, granted, located and recorded pursuant to all applicable laws and regulations in Portugal and are currently in good standing;

(c)

all semi-annual reports have been filed with the appropriate Governmental Authority and all other conditions, including proposed work schedules, programs and budgets as set out in the exclusive prospecting licences underlying the Mineral Rights have been fulfilled;

(d)

MAEPA is the sole recorded owner of the Mineral Rights and other rights as described in Schedule A-1, and has good and marketable title to such rights;

(e)

the Mineral Rights are free and clear of all Encumbrances;

(f)

with respect to MAEPA:

(i)

the sole registered and beneficial shareholders of MAEPA are Avrupa Holdings II (as to 90%) and Adriano Fernando Barros (as to 10%);

(ii)

MAEPA’s shares are owned by Avrupa Holdings II and Adriano Fernando Barros free and clear of any Encumbrances;

(g)

with respect to Avrupa Holdings II:

(i)

the sole registered and beneficial shareholders of Avrupa Holdings II is Avrupa Holdings;

(ii)

Avrupa Holdings II’s shares are owned by Avrupa Holdings free and clear of any Encumbrances;

(iii)

Avrupa Holdings II is a body corporate incorporated, organized and validly subsisting under the laws of its incorporating jurisdiction;

(h)

with respect to Avrupa Holdings:

(i)

the sole registered and beneficial shareholders of Avrupa Holdings is AML;

(ii)

Avrupa Holdings’ shares are owned by AML free and clear of any Encumbrances;

(iii)

Avrupa Holdings is a body corporate incorporated, organized and validly subsisting under the laws of its incorporating jurisdiction;

(i)

no shareholder agreement, investment agreement, or any other agreement exists with Avrupa as a party that affects the Assets or the ability of Avrupa to conduct exploration or Development activities on the Assets in any way;

(j)

there are no outstanding agreements or options to acquire or purchase the Mineral Rights or any interest in the Mineral Rights.  No Person has any royalty or other interest whatsoever in production or profits from the Mineral Rights except for the Government Royalty;

(k)

all work or expenditure obligations applicable to the Mineral Rights, all reports of the work or expenditures and other requirements to be satisfied or filed to keep the Mineral

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Rights in good standing have been satisfied or filed, and have satisfied the applicable Governmental Authority;

(l)

all rentals, duties, taxes, assessments, licence payments and other governmental charges applicable to, or imposed on, the Mineral Rights which were due to be paid on or before the Effective Date have been submitted and paid in full;

(m)

Avrupa has made available to Antofagasta all material maps, assays, surveys, drill logs, samples, metallurgical, geological, geophysical, geochemical and engineering data within its control in respect of the Mineral Rights;

(n)

Avrupa and its personnel have conducted all activities on or in respect of the Mineral Rights in material compliance, and the Mineral Rights itself complies, with all applicable statutes, regulations, by-laws, laws, orders and judgments, and all directives, rules, consents, permits, orders, guidelines, approvals and policies of all applicable Governmental Authority;

(o)

there are no actual, alleged, potential or future adverse claims, challenges, suits, actions, prosecutions, investigations or proceedings against or to, the ownership of, or title to, the Mineral Rights nor is there any basis for any of the foregoing;

(p)

no consent or approval of any third party, stock exchange or Governmental Authority is required for the execution, delivery or performance of this Agreement by Avrupa or the transfer or acquisition of the Assets or an interest in the Assets, nor to issue shares in Newco or MAEPA (as the case may be required under this Agreement), except for the Minister’s Approval;

(q)

Avrupa does not have notice, or knowledge of, any proposal to terminate or vary the terms of or rights attaching to the Mineral Rights from any Governmental Authority, or of any challenge to Avrupa’s right, title or interest in the Mineral Rights;

(r)

the Mineral Rights do not lie within any protected area, reserved area, special needs lands as designated by any Governmental Authority having jurisdiction, that would impair the exploration for Minerals or the development of a mining project on the Mineral Rights, and Avrupa confirms it has access to such lands, to enable them to explore for Minerals and develop a mining project thereon;

(s)

there are no orders or directions relating to environmental matters requiring any work, repairs, construction or capital expenditures with respect to the Mineral Rights or the conduct of the business related to the Mineral Rights, nor has any activity on the Mineral Rights been in material violation of any environmental law, regulations or regulatory prohibition or order, and conditions on and relating to the Mineral Rights are in material compliance with those laws, regulations, prohibitions and orders;

(t)

there has been no material spill, discharge, leak, emission, ejection, escape, dumping, or any release or threatened release of any kind, of any toxic or hazardous substance or waste (as defined by any applicable law) from, on, in or under the Mineral Rights or into the environment, as a result of the activities of Avrupa, except releases expressly permitted or otherwise authorized by applicable law;

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(u)

no toxic or hazardous substance or waste has been disposed of or is located on the Mineral Rights as a result of activities of Avrupa or MAEPA or, to the best of their knowledge, their predecessors in title or interest;

(v)

to the best of its knowledge no toxic or hazardous substance or waste has been treated on or stored on the Mineral Rights;

(w)

no toxic or hazardous substance or waste is now stored on the Mineral Rights as a result of activities of Avrupa;

(x)

there are no ongoing claims or actions taken, nor to the best of Avrupa’s knowledge pending, by or on behalf of any native or indigenous persons or any other local community related issues with respect to any lands included in the area of the Mineral Rights; and

(y)

all information supplied to Antofagasta or its advisors or its personnel in the course of the due diligence review in respect of the transactions contemplated by this Agreement, is to the best of its knowledge accurate and correct in all material aspects.

3.2

Mutual Representations and Warranties – Each Party represents and warrants to the other Party that:

(a)

it is a body corporate incorporated, organized and validly subsisting under the laws of its incorporating jurisdiction;

(b)

it has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement and to carry out its obligations hereunder;

(c)

neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by any agreement to which it is a party;

(d)

the execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of its organizational documents;

(e)

this Agreement constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms by appropriate legal remedy; and

(f)

it is not currently insolvent nor subject to any insolvency proceedings and, to the best of its knowledge, no application for insolvency has been filed with regard to any of the Parties.

4.

Indemnity

4.1

Indemnity – Avrupa assumes and releases Antofagasta from all existing obligations and liabilities as of the Effective Date, however arising (excluding future liabilities) relating to the Mineral Rights, and indemnifies and saves harmless Antofagasta from and against all costs, liabilities, losses or expenses suffered or incurred by, and all suits, claims or demands by third parties

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relating thereto, made against Antofagasta, any Affiliates thereof and any of their respective officers, directors, employees, Agents and representatives with respect to the Mineral Rights.

5.

First Option – Phase I

5.1

Grant of First Option – Avrupa grants to Antofagasta the sole and exclusive right and option, in accordance with this Section 5, to acquire an undivided 51% Interest (the “First Option”), free and clear of all Encumbrances.

5.2

Conditions of Exercise of First Option – The right of Antofagasta to exercise the First Option and acquire a 51% Interest is conditional on Antofagasta funding Expenditures on the Mineral Rights of an aggregate of $4,000,000 (the “First Option Expenditures”) on or before the date that is three years from the Effective Date (or paying Avrupa cash in lieu thereof pursuant to Section 5.8).

5.3

Exercise of First Option – Upon Antofagasta funding the First Option Expenditures within the time period set out in Section 5.2 (subject to Sections 5.7 and 17.1), Antofagasta has the option to earn a 51% Interest by delivering a notice to Avrupa confirming the exercise of the First Option, and the date of such notice will be the “First Option Exercise Date”, subject to Section 8.

5.4

Formation of Newco – Subject to Sections 5.5 and 5.6, upon the exercise of the First Option in accordance with Section 5.3:

(a)

Avrupa will:

(i)

form a newly formed 100% owned sociedade anónima or sociedade por quotas in Portugal under the Companies Act (“Newco”) as further described under Section 11.1, to hold the Assets and develop the Mineral Rights and MAEPA will then transfer the Assets to Newco pursuant to Section 5.12, and use its best efforts to obtain any required Minister’s Approval, all as soon as practicable and, in any event, will apply for the Minister’s Approval no later than five Business Days following the First Option Exercise Date;

(ii)

cause Newco to allot and issue (or transfer, if applicable) to Antofagasta, sufficient share capital in Newco to provide Antofagasta (or an Affiliate thereof) with a 51% Newco Interest and MAEPA (or an Affiliate thereof) a 49% Newco Interest; and

(iii)

obtain the Minister’s Approval for the transfer of the Assets to Newco as set out in Section 5.4(a)(i); and

(b)

the Parties will enter into a Shareholders’ Agreement governing Newco’s and the Parties’ (or their applicable Wholly Owned Affiliates’) rights and obligations with respect to the Assets as further described in Sections 11.1(b)(iii) and 11.4.

5.5

Structure of Transaction – The Parties may at any time, mutually agree to determine the appropriate structure for the Transaction, with a view to maximizing organizational and operational efficiencies and to minimizing tax and other related legal concerns.  Such structure may or may not involve the formation of Newco or the utilization of MAEPA as the vehicle (subject to Section 5.12(c)) to hold the Assets and in which Antofagasta will earn an interest in pursuant to this Agreement (as further described in Section 5.6).  In addition, the Parties may mutually agree to create Newco earlier, or delay the transfer of the Assets to Newco upon the

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formation of Newco if the Parties believe that such delay will be beneficial to the Parties or the Transaction.

5.6

Structure if No Newco – If the Parties determine pursuant to Section 5.5 not to form a Newco to hold and operate the Assets and develop the Mineral Rights, and determine that MAEPA is the appropriate vehicle then:

(a)

subject to Section 5.6(b), upon the exercise of the First Option pursuant to this Agreement, Antofagasta will have the election to earn an Interest in MAEPA rather than Newco;

(b)

MAEPA will have 90 days from the date of exercise of the First Option to transfer out or dispose of all of its assets and liabilities other than the Assets and those liabilities directly related to the Assets;

(c)

notwithstanding Section 5.12(b), MAEPA will be required to retain the Assets; and

(d)

all references to Newco in this Agreement will be interpreted, mutatis mutandis, to be references to “MAEPA”.

5.7

Accelerated Expenditures – Antofagasta may elect to accelerate the funding of the First Option Expenditures in order to exercise the First Option at an earlier time than the three year period set out in Section 5.2.

5.8

Cash in Lieu of First Option Expenditures – Antofagasta may elect to pay to Avrupa, on or before the end of the three year period set out in Section 5.2, the dollar amount equal to the shortfall in such First Option Expenditures required to be funded by Antofagasta by the end of such period in lieu of completing such First Option Expenditures, and such amounts will be deemed to have satisfied such requirement for the completion of the First Option Expenditures.

5.9

Election to Terminate First Option – The funding of the First Option Expenditures pursuant to Section 5.2 is within the sole and unfettered discretion of Antofagasta, and Antofagasta may elect at any time to terminate the First Option by delivering notice to that effect to Avrupa (the “First Option Termination Notice”).

5.10

First Option Termination – The funding of the First Option Expenditures are within the sole and unfettered option of Antofagasta, and such amounts are not committed amounts.  The First Option will, subject to Section  17.1, be of no further force or effect, and will automatically terminate if Antofagasta either:

(a)

has not funded the First Option Expenditures as set out in Section 5.2 (subject to Section 5.7); or

(b)

delivers the First Option Termination Notice to Avrupa.

5.11

Termination Consequences – First Option – If the First Option is terminated pursuant to Section 5.10, then Antofagasta will acquire no Interest, and the provisions of Section 16 will apply.

5.12

Title and Transfer of Assets and Minister’s Approval

(a)

From the Effective Date to the First Option Exercise Date and the formation of Newco as set out in Section 5.4, title to the Assets will remain in the name of MAEPA.

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(b)

Upon the formation of Newco as set out in Section 5.4 but subject to Sections 5.5 and 5.6(c), MAEPA will forthwith transfer the Assets to Newco, as further provided for in Section 10.8(a).  Avrupa covenants to use its best efforts to obtain the Minister’s Approval for such transfer.

(c)

If it is determined that such Minister’s Approval cannot be obtained either before or after the formation of Newco, or additional adverse conditions are attached to such transfer and approval, then Antofagasta will have the election to earn an Interest directly in MAEPA that will then continue to hold the Assets and develop the Mineral Rights, as contemplated in Section 5.5.

6.

Second Option – Phase II

6.1

Second Option – On the First Option Exercise Date, Avrupa will grant to Antofagasta the sole and exclusive right and option, in accordance with this Section 6, to acquire an additional 24% Interest (for an aggregate 75% Interest (the “Second Option”), free and clear of all Encumbrances.

6.2

Conditions of Exercise of Second Option – The right of Antofagasta to exercise the Second Option and acquire an additional 24% Interest (for an aggregate 75% Interest) is conditional on Antofagasta (collectively, the “Second Option Conditions”):

(a)

exercising the First Option in accordance with Section 5.3; and

(b)

preparing, funding and delivering to Newco a Feasibility Study on the Mineral Rights on or before the date that is five years from the First Option Exercise Date.

6.3

Exercise of Second Option – Upon Antofagasta satisfying the Second Option Conditions as set out in Section 6.2 (subject to Section 17.1), Antofagasta has the option to earn an additional 24% Interest (for an aggregate 75% Interest) by delivering a notice to Avrupa confirming the exercise of the Second Option and the date of such notice will be the “Second Option Exercise Date”.  After the Second Option Exercise Date, the Parties will forthwith do all things necessary to transfer or issue the 24% Interest in accordance with Section 11.3.

6.4

Election to Terminate Second Option – The satisfaction of the Second Option Conditions is within the sole and unfettered discretion of Antofagasta, and Antofagasta may elect at any time to terminate the Second Option by delivering notice to that effect to Avrupa (the “Second Option Termination Notice”).

6.5

Second Option Termination – The Second Option will, subject to Section 17.1, be of no further force or effect, and will automatically terminate if Antofagasta either:

(a)

has not satisfied the Second Option Conditions in accordance with Section 6.2; or

(b)

delivers the Second Option Termination Notice to Avrupa in accordance with Section 6.4.

6.6

Termination Consequences – Second Option – If the Second Option is terminated pursuant to Section 6.5, then:

(a)

the provisions of this Section 6 will have no further force or effect, except this Section 6.6;

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(b)

Antofagasta will be entitled to retain its 51% Newco Interest, the “51/49 Phase” will commence, and the Parties will subsequently contribute their respective pro-rata share of all approved Work Programs and Budgets in accordance with Section 12.2(b);

(c)

the Board will change as set out in Section 11.1(b)(v);

(d)

during the 51/49 Phase, Newco will remain the Operator subject to the terms of this Agreement and the Shareholders’ Agreement; and

(e)

the activities of the Parties with respect to the Mineral Rights will continue to be governed by the Shareholders’ Agreement, and if such agreement has not been entered into, such activities will be governed by this Agreement until superseded by such agreement.

7.

Feasibility Study and Development – Phase III and Phase IV

7.1

Phase III – Phase III will commence on the Second Option Exercise Date (being the completion and delivery of the Feasibility Study referred to in Section 6.2(b)).

7.2

Phase IV – After the Second Option Exercise Date, Newco will be entitled to make a Development Decision.  Phase III will end on the making of a Development Decision, and Phase IV will then commence.

8.

Expenditures Statement and Audit

8.1

Expenditures Statement and Audit – Funding of First Option Expenditures under Section 5.2 will be confirmed as follows:

(a)

when Avrupa is the Operator, a statement of wire transfers made by Antofagasta to the Operator for First Option Expenditures that have been funded certified by an officer of Antofagasta will be conclusive evidence of the funding of such First Option Expenditures recorded in the statement; and

(b)

when Antofagasta is the Operator, an itemized statement of aggregate First Option Expenditures funded in any applicable period (“Expenditures Statement”), certified to be correct by an officer of Antofagasta will be provided semi-annually and will be conclusive evidence of the funding of such First Option Expenditures recorded in the statement unless within the 60 days after receipt of that statement Avrupa delivers a written and detailed objection to the statement to Antofagasta.  If Avrupa delivers such an objection, then it will be entitled to have such Expenditures Statement audited by an independent accounting firm of Avrupa’s choice of one of the Designated Accounting Firms.  At the conclusion of that audit:

(i)

if the auditor determines that the Expenditures Statement was accurate within 5% percent of actual aggregate First Option Expenditures funded, then the cost of the audit will be borne by Avrupa; or

(ii)

if the auditor determines that the Expenditures Statement overstated or understated First Option Expenditures actually funded by greater than a 5% margin, then the costs of the audit will be borne by Antofagasta and:

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(A)

if the auditor determines that the Expenditures Statement overstated the amount of aggregate First Option Expenditures funded and results in a deficiency in the amount of aggregate First Option Expenditures obliged to be completed under Section 5.2, then Antofagasta will pay to Avrupa, within 30 days after such determination, the amount equal to the shortfall in aggregate First Option Expenditures, and such payment will be deemed to be a payment of cash in lieu of aggregate First Option Expenditures, in advance of the relevant due date specified in such relevant subsection, and the actual First Option Expenditures so determined, plus such payment of cash in lieu of aggregate First Option Expenditures, will constitute the aggregate First Option Expenditures for the purposes of Section 5.2; and

(B)

if the auditor determines that the Expenditures Statement understated the amount of aggregate First Option Expenditures funded, then the actual First Option Expenditures funded will constitute aggregate First Option Expenditures for the purposes of Section 5.2.

Despite anything in this Agreement to the contrary, the auditor’s determination of aggregate First Option Expenditures will be final and determinative of the amounts stated in the statement in question, and will not be subject to arbitration under Section 19.4.  If an objection under this Section is delivered by Avrupa which relates to whether the First Option Exercise Date has occurred and an audit is conducted, the effective First Option Exercise Date will be designated by the auditor.

9.

Relinquishment and Expiry

9.1

Relinquishment and Expiry of Mineral Rights

(a)

If any portion of the Mineral Rights are:

(i)

agreed or required to be relinquished when the Mineral Rights are being extended under Portuguese law (the “Relinquished Mineral Rights”), the Technical Committee or the Board (as the case may be) will determine what areas are to be relinquished as part of such extension process; or

(ii)

not renewed on their expiry date because the Parties could not obtain the Minister’s Approval (the “Expired Mineral Rights”),

the Relinquished Mineral Rights or Expired Mineral Rights (collectively the “Dropped Rights”), as the case may be, will thereafter cease to form part of the Mineral Rights.

(b)

If any Party (or their Affiliates) acquires or proposes to acquire all or a portion of the Dropped Rights, it must notify the other Party in writing of such acquisition and the non-acquiring Party will have the election whether to include the Dropped Rights in the definition of Mineral Rights and become subject to the Transaction.  If the non-acquiring Party does not want to include the Dropped Rights as part of the Mineral Rights, the acquiring Party will be free to develop or otherwise deal with the Dropped Rights for its own account.  If the non-acquiring Party wishes to include the Dropped Rights as part of the Mineral Rights, it will be obliged to exercise its election in writing within 45 days of receipt of the written notice from the acquiring Party of its intentions, subject to receipt of

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all required governmental and regulatory approvals, consents or acceptances.  The Dropped Rights will be considered as part of the Mineral Rights at a price equivalent to the actual acquisition cost.

(c)

During the First Option and Second Option, if the acquiring Party is Antofagasta and the Dropped Rights are to be considered part of the Mineral Rights, the cost of acquisition of the Dropped Rights will be included in Expenditures.  If the acquiring Party is Avrupa and the Dropped Rights are to be considered part of the Mineral Rights, Antofagasta will reimburse Avrupa for the acquisition cost which will be included in Expenditures.

10.

Operator, Operations and the Technical Committee

10.1

Operator

(a)

Subject to Section 10.4, Avrupa (or an Affiliate of Avrupa) will act as operator (the “Operator”) of the Mineral Rights during Phase I and Antofagasta will be the “Non-Operator”, and if Avrupa (or an Affiliate of Avrupa) is removed or resigns as Operator during this time, Antofagasta will be the Operator, and Avrupa (or an Affiliate of Avrupa) will be the Non-Operator.

(b)

Subject to Section 10.4, in all other Phases under this Agreement:

(i)

Newco will be the Operator, and there will be no Non-Operator; or

(ii)

Newco may appoint a Person as Operator, who need not be a Shareholder.

10.2

Operator’s Fee – When the Operator is not Newco, the Operator will be entitled to be paid or credited with a fee (the “Operator’s Fee”) of 7% of all Expenditures during Phase I and Phase II (only in the case where no Newco is formed during Phase II) (except those set out in Sections 1.1(37)(xxiii), (xxiv), and (xxv)) in respect of fees and expenses relating to the supervision and management of all work done with respect to and for the benefit of the Mineral Rights.

10.3

Operator’s Obligations – The Operator is obligated:

(a)

to consider, develop and submit Work Programs to the Technical Committee or Board (as the case may be) for consideration and approval, and to implement Work Programs when approved according to the approved Budget.

(b)

to carry out Operations in a prudent and workmanlike manner, with the degree of effort, skill and judgment that is in accordance with good exploration, construction, mining, processing and engineering practices generally prevailing in the mining industry and in accordance with all applicable laws and regulations, including securities laws and regulations, and all agreements, permits and licences relating to the Mineral Rights and the Operator;

(c)

to pay and discharge all wages and accounts for material and services and all other costs and expenses that may be incurred by the Operator in connection with its Operations on the Mineral Rights, and to save the Non-Operator harmless from and against all liens in respect of such Operations which may be filed against the Mineral Rights, and in the event of any liens being so filed, to proceed forthwith to have the same removed,

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provided that the foregoing provision will not prevent the Operator from properly contesting in good faith any claims for liens which the Operator considers unjustified;

(d)

to indemnify and save the Non-Operator, its directors, officers, employees or representatives harmless (the “Indemnitees”) from all claims and demands, costs (including reasonable attorneys’ fees and expenses incurred by the Non-Operator), damages, actions, suits or other proceedings whatsoever arising out of or attributable to the grossly negligent acts or omissions of the Operator, its employees or representatives under this Agreement, except to the extent contributed to by the negligent acts or omissions of the Indemnitees, and/or where the Indemnitees acted in breach of safety, health, mining and other laws or regulations;

(e)

to maintain and keep in force and, upon request by the Non-Operator provide reasonable documentary verification of, levels of insurance as are reasonable for Operations located in Portugal in respect of its activities on the Mineral Rights;

(f)

to the extent within its control and subject to such health, safety and mining or other regulations, permit the Non-Operator, its employees or duly authorized representatives, at their own expense and risk and on reasonable notice to the Operator, access to the Mineral Rights, the information and data with respect to same, and the Operator’s books and records in relation thereto in order to examine any Operations carried out by or on behalf of the Operator and results obtained therefrom;

(g)

during the term of this Agreement and otherwise in accordance with international financial reporting standards consistently applied, to maintain true and correct books, accounts and records of Expenditures;

(h)

to deliver to the Technical Committee or Board (as the case may be) monthly progress reports indicating the status of any approved Work Program being conducted on the Mineral Rights and disclosing any significant technical data learned or obtained in connection with such work, along with an estimate of the Expenditures funded and/or incurred during that quarter;

(i)

to deliver to the Technical Committee or Board (as the case may be) annually a report on the Operations conducted on or with respect to the Mineral Rights for the previous year summarizing any significant technical data learned or obtained and providing a breakdown of Expenditures funded and/or incurred in carrying out the approved Work Program for that year;

(j)

to promptly notify the Technical Committee or Board (as the case may be) of any material exploration results or adverse events on the Mineral Rights;

(k)

to follow a code of conduct for environmental management of surface exploration activities that has been approved by the Technical Committee; and

(l)

to leave the Mineral Rights upon termination of this Agreement in a condition that is in compliance with the requirements of all applicable laws of Portugal including, without limitation, regulations pertaining to environmental matters.

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10.4

Non-Performance of Operator

(a)

When the Operator is not Newco, if the Operator fails to perform work on the Mineral Rights in a manner that is consistent with good exploration, engineering and mining practices or fails to perform in a manner consistent with its duties and responsibilities under this Agreement, or is adjudged to be bankrupt or insolvent or a receiver or trustee is appointed for its business and assets, then the non-Operator will have the option to give to the Operator written notice setting forth particulars of the Operator’s default.  If such notice is provided, the Operator will, within 45 days of receipt of such notice, commence to remedy the default.  Failure of the Operator to commence to remedy the default within such 45 day period (and thereafter to proceed continuously and diligently to complete all required remedial action) will be grounds for termination of the Operator’s appointment.  Upon such failure to commence to remedy such default within such period, the non-Operator will have the election to provide a written notice of termination to the Operator designating a date of termination, and upon such written notice of termination being delivered to the Operator, it will be deemed to have resigned as Operator and the non-Operator that gave notice will become the successor operator on such designated date.  The Parties agree that the appointment of the non-Operator that gave notice as the successor operator will be deemed to pre-date the date on which the Operator is adjudged to be bankrupt or insolvent or a receiver or trustee is appointed as described above (in the event this is the default event).

(b)

When the Operator is Newco, the consequences of its failure to perform work on the Mineral Rights as described in Section 10.4(a) will be set out in the Shareholders’ Agreement.

10.5

Operator as Agent for Mineral Rights Holder – At any time that the Operator is not the registered holder of the Mineral Rights (the “Mineral Rights Holder”), the Operator will act as Agent for and on behalf of the Mineral Rights Holder, and will have the same obligations and liabilities as if the Operator was the Mineral Rights Holder.

10.6

Technical Committee – Upon execution of this Agreement, a technical committee (the “Technical Committee”) will be formed comprised of two representatives from each of Antofagasta and Avrupa, and it will have the responsibilities as set out in Section 10.6(a).  Subject to Section 10.6(i), the Technical Committee will be in effect until the First Option Exercise Date and the formation of Newco, and thereafter the Board will make all decisions with respect to the Mineral Rights.  The procedures applicable to the Technical Committee will be as follows:

(a)

Responsibilities – The Technical Committee will have the exclusive responsibility to:

(i)

review Expenditures and technical work progress;

(ii)

approve Work Programs and Budgets; and

(iii)

authorize the sale or disposal of any Assets.

(b)

Meetings – Meetings of the Technical Committee will be held at least quarterly in each year, or as otherwise agreed by the Parties, and will be called on 30 days notice by the Operator, and failing that, by the Non-Operator.  The Operator or any Party may on ten days’ notice call an ad hoc meeting of the Technical Committee.  For each meeting an

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agenda must, at least seven days prior to that meeting, be distributed to the Parties by the Person calling that meeting.

(c)

Minutes of Meeting – The Operator must cause minutes of each meeting to be taken and distributed to the Parties for comments within seven days subsequent to that meeting and will be the subject of approval at the next meeting.

(d)

Meetings by Conference Call – Any member of the Technical Committee may attend any meeting by conference telephone, so long as all attendees at that meeting can hear and be heard by all other attendees.

(e)

Quorum – A quorum for a meeting of the Technical Committee will be one representative from each of Antofagasta and Avrupa; provided, however, that if one of Antofagasta or Avrupa, through their duly appointed Technical Committee representatives, fails to attend two consecutive properly called meetings, then a quorum will exist at such second meeting if the other Party is represented by at least one duly appointed Technical Committee representative, and a vote of such Party will be considered the vote required for the purposes of the conduct of all business properly noticed even if such vote would otherwise require unanimity.

(f)

Voting – Each of Antofagasta and Avrupa will have one vote on the Technical Committee, which vote can be exercised by any member of the Technical Committee representing such Party.  All items to be approved by the Technical Committee will be by majority vote.  Items at a meeting will be voted upon and if there is equality of votes in favour of and against any item of business, then the member or members representing Antofagasta will have a casting vote in respect of that resolution.

(g)

Resolutions in Writing – In lieu of a meeting, the Technical Committee may pass resolutions in writing signed by one representative of each of Antofagasta and Avrupa.

(h)

Additional Rules – The Technical Committee may establish such rules of procedure for itself and for the Technical Committee as the Technical Committee deems fit, provided that such rules are not inconsistent with this Agreement.

(i)

Technical Committee Following First Option Exercise Date – The Board may, in its discretion, maintain a Technical Committee following the First Option Exercise Date and delegate certain decisions to such Technical Committee as it considers appropriate.

10.7

Work Programs and Budgets – All Operations will be conducted and all costs will be incurred on the basis of an approved work program or Development Program, as the case may be (collectively a “Work Program”), and a budget (“Budget”), except in the case of emergency actions.  All proposed Work Programs and Budgets in respect of the Mineral Rights must be approved by the Technical Committee or Board (as the case may be), before implementation by the Operator, on an annual basis or more frequently as required, including any Work Programs and Budgets required to keep the Mineral Rights in good standing.  Upon approval of a Work Program and Budget, the Operator will implement such Work Program and Budget within the time periods set out therein.

10.8

Maintenance of the Mineral Rights

(a)

Subject to receiving the necessary funds from Antofagasta pursuant to an approved Work Program and Budget, Avrupa covenants to keep the Mineral Rights in good standing at

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all times, including by making all renewal applications within the time periods necessary, and making the required tax, Expenditures and other maintenance payments (the “Maintenance Payments”), and (subject to Section 5.5) if Newco is formed and the Assets are transferred to Newco, Avrupa covenants to assist Newco to make such Maintenance Payments.  Antofagasta will reimburse Avrupa for all Maintenance Payments made by it up to the end of Phase II, and the Maintenance Payments will be included as Expenditures under this Agreement.  Avrupa must provide the Technical Committee or the Board, as the case may be, with written evidence of the Maintenance Payments, subsequent to payment thereof in accordance with Portuguese legislation, and if Avrupa should breach these covenants and any breach continues for a period of 14 days after notice is given by Antofagasta to Avrupa of such breach, then Antofagasta will be entitled to cure such default, and all costs of doing so will be set off against any monies otherwise owing by Antofagasta to Avrupa under this Agreement.  Avrupa will keep the Mineral Rights free of all Encumbrances, from the Operations thereon, excluding any statutory liens imposed by law and any liens for work for which payment is not yet due, or which are being challenged by the Operator in good faith.

(b)

If during Phase I there is any formal assertion by an adverse claimant (an “Adverse Claim”) in respect of:

(i)

the Mineral Rights, which does not arise from the Operator's activities; or

(ii)

defects of title affecting all or a portion of the Mineral Rights;

Avrupa will, at its sole expense, take immediate steps to defend against, settle or resolve any such Adverse Claim, and will continue to take all such actions, in a timely manner, as may be reasonably necessary in that regard until such time as such Adverse Claim is judicially or otherwise fully settled and determined and all reasonable costs incurred in defending, settling or resolving such Adverse Claim (including legal fees, court costs and interest thereon) will then be reimbursed by Antofagasta, and such costs will be included as Expenditures under this Agreement. If Avrupa is unable or refuses to timely defend against, settle or resolve any Adverse Claim, Antofagasta may, without affecting Avrupa’s obligations hereunder, at its election, take steps to defend against, settle or resolve such Adverse Claim and, if it does so, Antofagasta may recover all costs incurred for such purpose (including legal fees, court costs and interest thereon), by way of set-off with the Expenditures to be incurred under the Agreement.

11.

Formation and Governing of Newco

11.1

Newco

(a)

Subject to Section 5.5, upon the formation of Newco in accordance with Section 5.4, Avrupa will:

(i)

ensure that the share capital of Newco consists initially of one class of shares, however if Avrupa deems it necessary to form Newco with multiple classes of shares, or create additional classes of shares after formation, it may do so with the prior written consent of Antofagasta;

(ii)

cause MAEPA to transfer the Assets to Newco in accordance with Section 11.2;

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(iii)

cause Newco to allot and issue to Avrupa (or an Affiliate thereof) sufficient share capital in Newco to provide Avrupa (or an Affiliate thereof) with a 100% Newco Interest; and

(iv)

ensure the organizational documents of Newco comply with the principles set out in this Agreement and provide for the delegation by the Board of certain powers to the Technical Committee as contemplated herein.

(b)

Upon the exercise of the First Option in accordance with Section 5.3, the Parties will (subject to Section 5.5):

(i)

confirm how many classes of shares of Newco are required;

(ii)

cause Newco to allot and issue (or transfer, if applicable) to Antofagasta (or an Affiliate thereof), sufficient share capital in Newco to provide Antofagasta (or an Affiliate thereof) with a 51% Newco Interest and Avrupa (or an Affiliate thereof) a 49% Newco Interest;

(iii)

enter into the Shareholders’ Agreement (as further described in Section 11.4) to govern the affairs of Newco and if such Shareholders’ Agreement is not entered into, the relationship of the Parties with respect to Newco will continue to be governed by this Agreement until superseded by the Shareholders’ Agreement;

(iv)

ensure the organizational documents of Newco comply with the principles set out in this Agreement and provide for the delegation by the Board of certain powers to the Technical Committee as contemplated herein;

(v)

form the Board composed of five members, and subject to Section 11.1(b)(vi) until the Second Option Exercise Date, three will be nominated by Antofagasta and two will be nominated by Avrupa, and thereafter four will be nominated by Antofagasta and one will be nominated by Avrupa.  All matters to be approved by the Board from the First Option Exercise Date onward will be by majority vote, except for Supermajority Decisions and Unanimous Decisions (unless if otherwise noted), and the nominated directors of each Shareholder will collectively have such number of votes equal to the Shareholder’s Interest of the Shareholder they represent.  Upon the occurrence of the 51/49 Phase and thereafter, Avrupa will be entitled to nominate three nominees and Antofagasta to two nominees to the Board, as the case may be; and

(vi)

provide that, in the event of dilution of the Interest of Antofagasta or Avrupa (except in the 51/49 Phase), such Parties will be entitled to proportional representation on the Board equal to its then Interest and to the extent that its Interest (A) remains above 50% this will be at least three members; (B) is greater than 30% but is at or less than 50% this will be at least two members; and (C) is below 30%, but remains above 10% this will be at least one member.  If either such Party’s Interest drops to 10% or lower, it will not be entitled to any representation on the Board.

11.2

First Option Exercise Date – Upon the formation of Newco, Avrupa will do all things necessary (including using its best efforts to obtain the Minister’s Approval) to transfer the Assets to Newco, subject to Sections 5.5 and 5.12(c).

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11.3

Second Option Exercise Date – Upon the Second Option Exercise Date (if applicable), Antofagasta and Avrupa will (or their designated Affiliates will) cause Newco to allot and issue (or transfer, if applicable) to Antofagasta, sufficient share capital in Newco to provide Antofagasta (or an Affiliate thereof) with a 25% Newco Interest increase (for an aggregate of an 75% Newco Interest).

11.4

Terms in Shareholders’ Agreement – The Parties acknowledge and agree that, in the interest of time, the terms and conditions of the Shareholders’ Agreement are not being negotiated at this time, and that the Shareholders’ Agreement will ultimately take the form of a Shareholders’ Agreement based upon industry standards for a mining operation of the nature contemplated herein.  Without limiting the generality of the foregoing, it is acknowledged and agreed that the Shareholders’ Agreement will contain:

(a)

Operator obligations comparable to those set out in Section 10.3 and Section 10.4;

(b)

mechanics on distribution of distributable cash;

(c)

mechanics of taking in kind or any product offtake agreement;

(d)

mechanics of quarterly cash calls;

(e)

mechanics to provide any Party reasonable access to the Assets and all information in relation thereto;

(f)

mechanics to prevent a corporate decision making deadlock;

(g)

timely provision of financial statements of Newco;

(h)

the Supermajority Decisions and Unanimous Decisions as set out in Schedule B; and

(i)

such other matters as are normally found in such Shareholders’ Agreement, and not specifically agreed to herein.

12.

Maintenance Payments, Funding, Dilution and Adjustment of Interests

12.1

Maintenance Payments

(a)

During Phase I, Antofagasta will fund 100% of all Maintenance Payments in accordance with Section 10.8.

(b)

During Phase II, Antofagasta will fund 100% of all reasonable Maintenance Payments in accordance with Section 10.8

(c)

In Phase III, Phase IV and the 51/49 Phase, the Parties will fund Maintenance Payments in proportion to their Proportionate Share.

12.2

Funding

(a)

During Phase I and Phase II, Antofagasta will fund 100% of all approved Work Programs.

(b)

During Phase III, Phase IV and the 51/49 Phase, the Parties will contribute to the costs of any approved Work Programs or Development Programs (as the case may be) in

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proportion to their Proportionate Share.  Within 30 days of the receipt by each Party from the Operator of an approved Work Program, each such Party will give written notice to the Operator stating whether it elects to contribute its Proportionate Share of the costs of such approved Work Program.  Failure to give such notice within such 30-day period will be deemed to be an election by such Party not to contribute to the costs of such approved Work Program.  An election or deemed election of a Party not to contribute to an approved Work Program under this paragraph will result in the dilution of such Party’s Interest as set out in Section 12.3.

(c)

At any time under Section 12.2(b), if a Party elects to contribute to an approved Work Program (including an approved Development Program) and then fails to contribute its Proportionate Share toward such program, then such Party’s Interest will be diluted at an accelerated dilution rate as set out in Section 12.3.

12.3

Dilution – If a Party elects, or is deemed to elect, not to contribute its Proportionate Share to the costs of an approved Work Program (including an approved Development Program) (as set out in Section 12.2(b)) OR, elects to contribute to an approved Work Program (including an approved Development Program) and then fails to contribute its Proportionate Share of such program, as set out in Section 12.2(c) (in this Section the “Diluting Party”) (where the approved Work Program that triggers the dilution is referred to in this Section as the “Current Work Program”), the Diluting Party’s Interest will be diluted (referred to in this Section as a “Dilution”) as calculated in this Section 12.3 (or will be diluted at an accelerated rate as calculated in this Section 12.3 in those circumstances set out in Section 12.2(c)), as follows (see Schedule D for examples of calculations for the following dilution formula) :

Diluting Party’s Interest	=	a + b	x 100
c + d

where

a =

total Deemed Expenditures and Actual Expenditures of the Diluting Party up to the date of the approval of the Current Work Program, but not including any such Expenditures attributable to the Current Work Program;

b =

the total Expenditures the Diluting Party actually contributes towards the Current Work Program after committing to contribute, if any (in the case of Section 12.2(c)) and in the case of a default pursuant to Section 12.2(b), this will equal zero;

c =

the total Deemed Expenditures and Actual Expenditures incurred or funded by all of the Parties up to the date of the approval of the Current Work Program, but not including any such Expenditures attributable to the Current Work Program; AND

d =

(i)

in the case of Section 12.2(b), the total Expenditures the non- Diluting Party has elected to contribute to its Proportionate Share of the Current Work Program PLUS the amount the non-Diluting Party will contribute (if any) in place of the amount the Diluting Party elected, or deemed elected, not to contribute; OR

(ii)

in the case of Section 12.2(c), the total Expenditures the non- Diluting Party has elected to contribute to its Proportionate Share of the Current Work Program PLUS the amount (multiplied by 2) that the non-Diluting Party will contribute (if any) in place of the amount that the Diluting Party elected to contribute of its Proportionate Share, but failed to contribute,

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and the Interest of the non-Diluting Party will be its relative proportion of the difference between 100% and the recalculated Interest of the Diluting Party.  In the event of a dispute as to the value so determined, same will be settled by a Chartered Accountant from a Designated Accounting Firm mutually agreed to by the Parties, who will act as an expert and not an arbitrator and whose decision will be final and binding on the Parties.  The time and effect of the dilution calculation under this Section 12.3 will be calculated and will be effective upon the non-Diluting Party contributing the Proportionate Share of the Diluting Party after each respective cash call if funded in respect of such contributions.

12.4

Restoration Rights – If the approved Work Program to which a Party elected not to contribute is abandoned or concluded before the expenditure of at least 80% of its Budget, then the non-contributing Party may at its election be entitled to retain its Interest by delivering its Proportionate Share of the actual Expenditures incurred in respect of such approved Work Program.

12.5

Phase III and Phase IV Phase Dilution and Conversion to Royalty – During Phase III and Phase IV, if, as a result of the dilution calculations set out in Section 12.3, the Interest of a Party is reduced below 10% (the “1.5% Buyback Event”), its Interest will be deemed to be converted only to a 1.5% Royalty and thereafter such Party will have no further rights or interest in respect of the Assets or under this Agreement or the Shareholder’s Agreement, save and except for the Royalty, and the termination provisions of Section 16 will apply.

12.6

51/49 Phase Dilution, Conversion to Royalty and Buyback – During the 51/49 Phase, if, as a result of the dilution calculations set out in Section 12.3, the Interest of a Party is reduced below 10% (the “0.5% Buyback Event”), its Interest will be deemed to be converted only to a 0.5% Royalty and thereafter such Party will have no further rights or interest in respect of the Assets or under this Agreement or the Shareholder’s Agreement, save and except for the Royalty, and the termination provisions of Section 16 will apply.

13.

Royalty Buyback Rights

13.1

Royalty Buyback Events

(a)

Upon the occurrence of a 1.5% Buyback Event and until the second anniversary after the Commencement of Commercial Production, the non-Diluting Party will have a one-time right to purchase 2/3 of the Diluting Party’s interest in such 1.5% Royalty (the “1.5% Buyback”) for a price of $5,500,000.

(b)

Upon the occurrence of a 0.5% Buyback Event and until the fifth anniversary of the First Option Exercise Date, the non-Diluting Party will have a one-time right to purchase all of the Diluting Party’s interest in such 0.5% Royalty (the “0.5% Buyback”) for a price of $2,500,000.

13.2

Completion of Buyback – Any Buyback will be carried out in accordance with the following terms and conditions:

(a)

on completion of a 1.5% Buyback or a 0.5% Buyback, including receipt of the applicable price to complete a Buyback, title to 2/3 of the 1.5% Royalty or all of the 0.5% Royalty, as the case may be, will be transferred to the purchasing Party free and clear of all Encumbrances; and

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(b)

each Party will execute and deliver such documents and instruments as may be reasonably required by any other Party to facilitate the Buyback.

14.

Transfers of Interest

14.1

Assignment to Wholly Owned Affiliates

(a)

Either Party may assign all or part of its rights under this Agreement or its Interest to a Wholly Owned Affiliate, and in such a case, the transferee will covenant to be bound by this Agreement (and, if applicable, the Shareholders’ Agreement), and notwithstanding such transfer, such Party will remain liable for all its obligation hereunder prior to the date of the transfer.

(b)

If such transferee Wholly Owned Affiliate ceases to be a Wholly Owned Affiliate of the transferring Party, such Wholly Owned Affiliate will be obliged to retransfer such Interest back to the transferring Party (or its designated Wholly Owned Affiliate) before ceasing to be a Wholly Owned Affiliate, failing which the non-transferring Party will be entitled to purchase such Interest from such Wholly Owned Affiliate for $1.

14.2

Ownership Structure – Subject to Section 5.5, before the First Option Exercise Date, the Parties agree that they will hold their respective equity interests in Newco (as applicable, and each referred to as a “Newco Interest”) only directly, or through Wholly Owned Affiliates, all or substantially all the assets of which will comprise a direct (or indirect) Newco Interest.

14.3

Assignments, Transfers and Issuances Before First Option Exercise Date – Before the First Option Exercise Date, except as provided in this Section 14, the following will apply:

(a)

Assignment with Consent – A Party may not assign all or any part of its rights under this Agreement to a third party, unless it obtains the prior written consent of the other Parties, with such consent not to be unreasonably withheld.

(b)

Restriction on Transfer of Assets – Avrupa may not assign, sell, transfer, pledge, option, grant royalties over or mortgage all or any part of the Assets (directly or indirectly) except to Newco or Antofagasta.  Upon transfer of the Assets to Newco (subject to Section 5.5), Avrupa will cause Newco to become a party to this Agreement, and Newco will covenant not to further assign, sell, transfer, pledge or mortgage all or any part of the Assets until the end of Phase I.

(c)

Dealings in Share Capital of Newco, MAEPA or in Wholly Owned Affiliates

(i)

Antofagasta will not (i) transfer, or create or permit to be created any Encumbrances over, any Newco Interest or the shares or other ownership interests in any Wholly Owned Affiliate that holds such Interests or (ii) allow a Wholly Owned Affiliate of Antofagasta that directly or indirectly holds such Interests to cease to be a Wholly Owned Affiliate of Antofagasta except in each case with the prior express written consent of Avrupa; and

(ii)

Avrupa will not (i) transfer, or create or permit to be created any Encumbrances over, any interest in MAEPA or any Newco Interest or the shares or other ownership interests in any Wholly Owned Affiliate that owns such interests; (ii) allow a Wholly Owned Affiliate of Avrupa that directly or indirectly holds such interests to cease to be a Wholly Owned Affiliate of Avrupa; or (iii) issue any

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securities in the capital of Newco or MAEPA (except as may be required to effect provisions of this Agreement), or of a Wholly Owned Affiliate holding such interests, except in each case with the express prior written consent of Antofagasta.

14.4

Transfer After First Option Exercise Date – After the First Option Exercise Date:

(a)

if a Party directly or indirectly owning a Newco Interest or the Assets receives a bona fide offer (the “Offer”) from a third party (a “Third Party”) (whether negotiations leading to such offer were initiated by the Party or by the Third Party) at any time to purchase:

(i)

in the case where a Party directly holds an Interest in the Assets before Newco is formed and before the Assets are transferred to Newco, all, but not less than all, of such Party’s interest in the Assets; or

(ii)

in the case where Newco is formed and the Assets are transferred to Newco:

(A)

all or part of a Party’s Newco Interest; or

(B)

all or part of a Wholly Owned Affiliate that directly or indirectly holds a Newco Interest that results in a loss of a Control Interest by a Party in its Wholly Owned Affiliate;

(in each case, the “Offered Interest”), such Party (the “Seller”) may accept the Offer and effect such sale, provided that, the Offer is for cash only, and the Seller will first give the other Party (the “Purchasing Party”) a right of first refusal with respect to such Offer in accordance with this Section 14.4;

(b)

if the Seller accepts the Offer, such acceptance must be made subject to the rights of the Purchasing Party.  The Seller will give notice (the “Offer Notice”) to the Purchasing Party of its intention to sell and of the terms and conditions of the Offer, including the consideration being offered (provided that such consideration will be in the form of cash) and the date upon which it wishes to consummate the transaction (which date will be no earlier than 120 days after the date of the Offer Notice).  Thereafter, the Purchasing Party or Parties will have the right, by notice to the Seller within 60 days after receipt of the Offer Notice to elect to purchase the entirety of the Offered Interest for a consideration equal to the price set out in the Offer and in accordance with the other terms and conditions of the Offer;

(c)

the Seller will transfer the Offered Interest to the Purchasing Party or Parties upon receipt of consideration therefor upon the earlier of (i) a date to be mutually agreed and (ii) 60 days after Seller’s receipt of the notice of election to purchase.  Notwithstanding the foregoing, in the event that the Purchasing Party has not elected to purchase all of the Offered Interest on the terms set out in clause (b) above, the Seller will have the right to transfer all of the Offered Interest to the Third Party on the terms set forth in the Offer at any time within 120 days following the expiration of the 60 day period in which a Purchasing Party may elect to purchase the Offered Interest;

(d)

if a transfer is effected in conformity with the preceding provisions of this Section 14.4, the transferor will only be relieved of all obligations assigned to and assumed by the transferee under this Agreement in connection with the Offered Interest transferred when

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the transferee has covenanted, on terms acceptable to Purchasing Party, to be bound by the terms of this Agreement, except for any obligation for which it is then in default under this Agreement; and

(e)

for further clarification the sale by a Party of part of its interest in its Wholly Owned Affiliate that does not result in a loss of a Control Interest by such Party in such Wholly Owned Affiliate will not be subject to this Section 14.4.

14.5

Terms of Sale – A sale of an Offered Interest pursuant to the terms of Section 14.4 must be carried out in accordance with the following terms and conditions:

(a)

subject to receipt of all required governmental and regulatory approvals required at law (including, if applicable, the approval of the Governmental Authority over the Mineral Rights);

(b)

each Party must (and must procure Newco to, if applicable) execute and deliver such documents and instruments as may be reasonably required by the other to facilitate the sale, including in the case of the Seller, resignations of directors and officers appointed by the Seller and any Wholly Owned Affiliate of the Seller to the Board (if applicable), and a release of any and all claims which the Seller may have against the Purchasing Party and Newco (and in the case of a failure to execute such document and instruction, will be deemed to have executed same or resigned, as the case may be);

(c)

title to all of the Offered Interest which is the subject of such sale must be transferred to the Third Party or Purchasing Party (as the case may be) and/or their applicable Affiliates, free and clear of all Encumbrances;

(d)

any loans and accrued and unpaid interest thereon and any other amounts owing by either Party to the other Party, or by the Seller to Newco, or by Newco to the Seller (as applicable) must be repaid concurrently with and as part of completion of such sale;

(e)

the Seller must convey and transfer its Offered Interest to the Third Party or the Purchasing Party (as the case may be) or an Affiliate designated by such parties at the time of completion of such sale;

(f)

the Third Party must become a party to the Shareholders’ Agreement, or this Agreement if the Shareholders’ Agreement has not been entered into, and assume all liabilities and obligations of Seller therein (or herein);

(g)

the Purchasing Party will be prohibited from transferring, assigning, selling, conveying or pledging to any other Third Party or Affiliate such Offered Interest for a period of one year after the completion of such sale; and

(h)

the Purchasing Party must provide to the remaining Parties an undertaking that it has not entered into any negotiations of any sort with any parties (other than such Third Party purchaser) for the sale, assignment, transfer, conveyance or pledge of the Offered Interest.

15.

Confidentiality

15.1

Confidentiality – In addition to the confidentiality obligations set out in the Confidentiality Agreement, the Parties agree that this Agreement, and the Shareholders’ Agreement to be entered

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into, the Transaction, all information (whether embodied in tangible or electronic form) exchanged between the Parties under this Agreement and all information concerning or relating to the Transaction of which it becomes aware (“Confidential Information”) is confidential; and must be kept confidential and must not be disclosed to any Person at any time or in any manner except:

(a)

to Newco and any Party;

(b)

with the prior written consent of all other Parties, such consent not to be unreasonably withheld;

(c)

to a bank or other financial institution considering the provision of or, which has provided financial accommodation to, a Party or an Affiliate of a Party or to a trustee, representative or Agent or such a bank or financial institution;

(d)

by a Party to legal, financial and other professional advisers, auditors and other consultants, officers and employees of a Party or a Party’s Affiliate, provided that such Party or Party’s Affiliate has first agreed in writing to maintain the confidentiality of the Confidential Information;

(e)

to the extent that the Confidential Information was publicly available at the Effective Date or becomes publicly available subsequent to the Effective Date without breach of this Agreement; and

(f)

to the extent required by law or by a lawful requirement of any governmental authority or stock exchange having jurisdiction over Newco, the Parties or their Affiliates.

16.

Termination

16.1

Termination before First Option Exercise Date – Before the First Option Exercise Date, this Agreement will terminate upon:

(a)

the First Option terminating pursuant to Section 5.10; or

(b)

Antofagasta electing to terminate under Section 5.9.

16.2

Termination after First Option Exercise Date – After the First Option Exercise Date, this Agreement or the Shareholders’ Agreement will only terminate if:

(a)

the entire Interest vests in only one Party and Antofagasta has no beneficial rights in relation to the Interest;

(b)

Newco is placed in provisional or final liquidation;

(c)

a Party’s Interest being converted to the Royalty as provided in Section 12.5 or 12.6; or

(d)

the Parties mutually agree to terminate this Agreement or the Shareholders’ Agreement.

16.3

Termination on Execution of Shareholders’ Agreement – This Agreement will terminate upon the execution of the Shareholders’ Agreement.

16.4

Deliveries after Termination – Upon termination of this Agreement or the Shareholders’ Agreement, the terminating Party must deliver all records, information and data in respect of the

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Mineral Rights and Newco, and the non terminating Party will pay its Proportionate Share (calculated just prior to such termination) of all such fees to maintain the Mineral Rights in good standing for a period of three months.  The terminating Party may keep a copy of such record for archival purposes only, subject to the terms of Section 15.  Other than filing such work or paying such fees, the terminating Party will have no further rights or obligations to the other Parties or Newco, except in respect of those obligations or liabilities, the cause of which may have arisen prior to the date of termination.

16.5

Further Assurances on Termination – As soon as possible after termination, but in any event no later than three days thereafter, the Party terminating this Agreement or the Shareholders’ Agreement or will take all such steps and do all such things and sign all such documents or procure the taking of all such steps, the doing of all such things and the signing of all such documents as may be necessary to transfer its Interest to the other Party.  Notwithstanding such termination, the obligations of the exiting Party which arose prior to the termination and/or in terms of this Agreement, will survive and the other Party will be entitled to enforce same, including the recovery of any money together with any damages, costs and expenses it will incur in respect of the enforcement of its rights hereunder.

17.

Cure Period, Force Majeure and Default

17.1

Cure Period – The funding or incurring (as the case may be) of the First Option Expenditures and satisfaction of the Second Option Conditions within the time periods required by this Agreement are subject to Force Majeure pursuant to Section 17.2 and are subject to the cure period set out in Section 17.3 in which to satisfy such obligations.

17.2

Force Majeure

(a)

For the purposes of this Section 17.2, “Party” will include Parties to this Agreement, Newco and the Operator.  No Party will be liable to another Party and no Party will be deemed in default under this Agreement for any failure or delay to perform any of its covenants and agreements when such performance is directly prevented as a consequence of an event of Force Majeure.  For the purposes of this Agreement, “Force Majeure” means any event or circumstance, or a combination of events and/or circumstances:

(i)

that causes or results in the prevention or delay of a party from performing any of its obligations in this Agreement or the Shareholder Agreement;

(ii)

which is beyond the reasonable control of that party; and

(iii)

could not, or the effects of that event or circumstance, could not have been prevented or delayed, overcome or remedied by the relevant party acting reasonably,

and provided the event or circumstance meets the foregoing criteria, includes:

(A)

acts of war (whether war be declared or not); public disorders, insurrection, rebellion, revolution, terrorist acts, sabotage, riots or violent demonstrations;

(B)

civil disobedience, caused by indigenous peoples, environmental lobbyists, non-governmental organizations or local community groups or other Persons;

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(C)

injunctions imposed by any governmental authority except if caused by a breach of the law or a court resolution;

(D)

explosions, fires or floods not caused by or attributable to a Party;

(E)

floods, earthquakes, hurricanes or other natural calamities or acts of God;

(F)

shortages in workforce or supplies, travel and access restrictions imposed by government or other third parties, or other delays caused by endemics, epidemics or pandemics;

(G)

strike or lockout or other industrial labour action or disruption (including unlawful but excluding lawful strikes or lockouts or other industrial labour action) which

(I)

have national, regional, provincial or state-wide application,

(II)

directly affect the performance of the obligations under this Agreement, and

(III)

lasts for more than seven consecutive calendar days;

(H)

any action or failure to act within a reasonable time without justifiable cause by any governmental authority, its employees or Agents including the denial of or delay in granting any land tenure, concession, authorization, licence, permit, lease, consent, approval or right which denial or delay will imply a material adverse effect on the construction or operation of the project, upon due application and diligent effort by the Party, Newco or the Operator (as the case may be) to obtain same, or the failure once granted to remain (without justifiable cause) in full force and effect or to be renewed on substantially similar terms;

(I)

discovery of artifacts or archaeological ruins or any historic heritage;

(J)

denial of access to the Mineral Rights by any surface-landowner or occupant in the area where the Mineral Rights are located; and

(K)

injunctions not caused by any breach of this Agreement by any Party whether of the kind enumerated above or whether foreseen, foreseeable or otherwise unforeseeable.

(b)

So far as possible, the Party affected will make all reasonable commercial efforts to remedy the delay caused by the events referred to above as soon as feasible, provided, however, that nothing contained in this Section 17.2 will require any Party to settle any industrial dispute or to test the constitutionality of any law, and failure to use such reasonable commercial efforts will preclude a Party from continuing to claim Force Majeure.

(c)

A lack of funds will not be considered an event of Force Majeure, and the payment of monies from one Party to the other Party will be deemed to be within the reasonable control of the Party who is to pay and the lack of funds for any such payment will not be considered an event of Force Majeure.

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(d)

The Party suffering Force Majeure will notify the other Parties in writing of the expected period during which the Force Majeure will persist and take all such reasonable steps to cure its inability to perform as a result of the Force Majeure.

17.3

Default – Except as otherwise provided in this Agreement, if any Party (in this Section 17.3 a “Defaulting Party”) is in default of any requirement herein set forth, the other Party may give written notice to the Defaulting Party specifying the default.  The Defaulting Party will not, except as specifically otherwise provided herein, lose any rights under this Agreement unless, within 30 days after the giving of notice of default by the non-Defaulting Party, the Defaulting Party has failed to take reasonable steps to cure the default by the appropriate performance or the Defaulting Party fails to dispute the notice of default.  Upon any such failure, the non-Defaulting Party will be entitled to seek any appropriate remedy (including dilution of the Defaulting Party to the fullest extent) it may have on account of such default, except that neither Party will be entitled to call for a winding-up of Newco.

18.

Security, Registrations and Dealings in Newco and MAEPA

18.1

Allocation of Obligation to Post Security/ Security for Work Programs – To the extent that security (whether in the form of cash, negotiable securities, letters of guarantee, irrevocable letters of credit or otherwise) is required to be posted with or in favour of any regulatory authority or government in connection with the Assets, the Operator or the Work Programs, each of the Parties will cause Newco to (if applicable) lodge security in such form as may be acceptable to the particular authority, in an amount equal to its Proportionate Share/Interest at the time and to the total amount of security then required by the authority; and if the security will expire at a particular time each Party must do all things to, and must do all things to cause Newco to (if applicable) replace or renew such security in an amount equal to the Proportionate Share/Interest at the time of replacement or renewal, before that time if required by the authority.

18.2

Registration of Security Interest in Newco and MAEPA – Antofagasta (and its designated Wholly Owned Affiliates) will be entitled, and the other Parties will do all things necessary to assist Antofagasta and such Wholly Owned Affiliates, to register in the applicable property or company share registry, the share transfer and issuance restrictions affecting the share capital of Newco or MAEPA on the shareholder register book of such companies.

19.

General

19.1

Currency – All dollar amounts expressed refer to the lawful currency of the United States of America.

19.2

Costs – Each Party will bear its own costs in respect of the negotiation, drafting and settlement of this Agreement and the Shareholders’ Agreement.

19.3

News Releases – The Parties will consult with each other prior to issuing any press release or making or filing any other statement (collectively, a “Release”) to a non-Party (including a Governmental Authority) regarding this Agreement, the Operations, the Shareholders Agreement, or any other matter contemplated herein, or the activities of either Party with respect thereto, with the disclosing Party advising the other Party of the text of the proposed Release.  The other Party will have two Business Days to provide the disclosing Party with comments on the proposed Release, and if comments are received from the other Party within such time the disclosing Party will incorporate the other Party’s reasonable changes to the Release before the Release is issued, made or filed. If such comments are not received by the disclosing Party within two Business Days, the disclosing Party is then free to proceed with disclosure of the Release as originally

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drafted. In the event that a Release is required by law or by the rules and regulations of any regulatory authority or stock exchange having jurisdiction, and in the reasonably held opinion of the disclosing Party is required by such law or rules and regulations to be released earlier than would permit the other Party two business Days to provide comments, then the other Party will provide its comments at the earliest possible time following receipt of the text of the proposed Release, provided that nothing herein will prevent a Party from issuing a Release without having received the comments of the other Party if such immediate release, in the reasonably held opinion of the disclosing Party, is required by such law or rules and regulations.

19.4

Disputes and Arbitration

(a)

Any matter in dispute hereunder will be taken to successively higher levels of the parties’ management. Once the dispute has reached the president or chief executive officer (as the case may be) of each of the parties, any party may send a written notice to the other party indicating that there is a dispute that must be resolved according to this Section 19.4(a). If there is no resolution of the dispute at such level within 30 days of such notice, then either party may refer the matter to arbitration under Section 19.4(b). The arbitration will not be deemed to have commenced until one of the parties is duly served with a request for arbitration as provided under Section 19.4(d).

(b)

All disputes arising out of or in connection with this Agreement, including any question regarding its existence, validity, performance, effects, interpretation, breach or termination, will be referred to and finally resolved by arbitration administrated by the International Court of Arbitration of the International Chamber of Commerce, except as they may be modified herein or by mutual written agreement of the Parties.

(c)

The place of arbitration will be Vancouver, British Columbia. The language of arbitration will be English. There will be (one or three) arbitrator(s).

(d)

Any Party may, either separately or together with any other Party to this Agreement, initiate arbitration proceedings pursuant to this Section 19.4 by sending a request for arbitration to all other Parties to this Agreement and to the International Court of Arbitration of the International Chamber of Commerce. The arbitration will commence when the recipient Party receives such notice.

(e)

Any Party may intervene in any arbitration proceedings hereunder by submitting a written notice of claim, counterclaim or cross-claim against any party to this Agreement, provided that such notice is also sent to all other Parties and to the International Court of Arbitration of the International Chamber of Commerce within 30 days from the receipt by such intervening party of the relevant request for arbitration or notice of claim, counterclaim or cross-claim.

(f)

Any Party named as respondent in a request for arbitration, or a notice of claim, counterclaim or cross-claim, may join any other Party in any arbitration proceedings hereunder by submitting a written notice of claim, counterclaim or cross-claim against that party, provided that such notice is also sent to all other Parties and to the International Court of Arbitration of the International Chamber of Commerce within 30 days from the receipt by such respondent of the relevant request for arbitration or notice of claim, counterclaim or cross-claim.

(g)

Any joined or intervening Party will be bound by any award rendered by the arbitral tribunal even if such Party chooses not to participate in the arbitration proceedings.

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19.5

Governing Law – This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable in the Province of British Columbia.

19.6

Good Faith – The Parties will negotiate the Shareholders’ Agreement in good faith and in a timely manner.

19.7

Notice – All notices and other communications under this Agreement will be in writing and may be delivered personally or transmitted by e-mail or facsimile as follows:

To Avrupa:

Avrupa Minerals Ltd.

410-325 Howe Street

Vancouver, BC, Canada

V6C 1Z7

Attention:

Paul W. Kuhn

Facsimile:

(604) 688-3392

Email:

paulk@avrupaminerals.com

To MAEPA:

MAEPA-Empreendimentos Mineiros E Participacoes, LDA

Rua Jose Eigenmann, No. 90, Nogueira
4715-199 Braga

Portugal

Attention:

Paul W. Kuhn

Facsimile:

(604) 688-3392

Email:

paulk@avrupaminerals.com

To Antofagasta or its Affiliates:

Antofagasta Minerals S.A.

Av.  Apoquindo 4001, 18th Floor, 7550162

Las Condes, Chile

Attention:

Jose Perello, International Exploration Manager

Facsimile:

+56 2 798 7308

Email:

jperello@aminerals.cl

or to such addresses as each Party may from time to time specify by notice.  Any notice will be deemed to have been given and received if personally delivered, then on the day of personal service to the recipient Party, if sent by e-mail or facsimile transmission and successfully transmitted prior to 4:00 pm (of the time of the receiving Party) on the day of transmission, and if transmitted after 4:00 pm (of the time of the receiving Party) on that business day then on the next day following the date of transmission.

19.8

Further Assurances – Each of the Parties will promptly execute or cause to be executed all documents, deeds, conveyances and other instruments of further assurance which may be reasonably necessary or advisable to carry out fully the intent of this Agreement, or to record or file wherever appropriate notice of the Agreement and the interests of the Parties in the Mineral Rights.

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19.9

Survival – Sections 15 (Confidentiality), 16.4 (Deliveries after Termination), 16.5 (Further Assurances on Termination), 19.4 (Disputes and Arbitration) and 19.4 (Governing Law) and all limitations of liability and rights accrued prior to completion, termination, or expiration of this Agreement will not merge on completion, termination, or expiration of this Agreement, but will continue in full force and effect after any termination or expiration of this Agreement as will any other provision of this Agreement which expressly or by implication from its nature is intended to survive the termination or expiration of this Agreement.

19.10

Counterparts – This Agreement may be executed in any number of counterparts and by the different Parties hereto on separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts together will constitute one and the same instrument.

19.11

Entire agreement – This Agreement (including the Schedules hereto) and all documents contemplated by or delivered under or in connection with those agreements, constitute the entire understanding of the Parties with respect to the subject matter of same and supersede all prior agreements, negotiations, discussions, undertakings, representations, warranties and understandings, whether written or oral, express or implied, statutory or otherwise. This Agreement supersedes and replaces the MOU.

19.12

Severability – If any provision of this Agreement is void, illegal or unenforceable, it may be severed without affecting the enforceability of the other provisions in this Agreement.

19.13

Waiver – A waiver of any right, power or remedy under this Agreement must be in writing signed by the Party granting it.  A waiver is only effective in relation to the particular obligation or breach in respect of which it is given. It is not to be taken as an implied waiver of any other obligation or breach or as an implied waiver of that obligation or breach in relation to any other occasion.

19.14

Amendment – No modification, variation or amendment of this Agreement is of any force unless it is in writing and has been signed by each of the Parties.

19.15

Relationship of the Parties – Nothing in this Agreement or any other agreement relating to the development of the Mineral Rights is to constitute or be deemed to constitute a partnership for any purpose between the Parties.

19.16

Parties’ Rights to Conduct Other Business - Each Party will devote such time as may be required to fulfill any obligation assumed by it hereunder but:

(1)

outside of the area encompassed by the Mineral Rights, the Parties and their respective Affiliates will be free to engage in any business or other activity, whether or not competitive with the activities of the other Parties, and whether or not such business activity or acquisition is a result of reviewing the information obtained from the Transaction, and in particular, this Agreement may not be construed to prevent a Party from acquiring any mineral rights or interests therein, real property rights, water rights, or other associated rights outside of the boundaries of the Mineral Rights;

(2)

no Party will be under any fiduciary or other obligation to any other party which will prevent or impede such Party from participating in, or enjoying the benefits of, competing endeavours of a nature similar to the business or activity undertaken by the Parties hereunder; and

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(3)

the legal doctrines of “corporate opportunity” or “business opportunity” sometimes applied to persons occupying a relationship similar to that of the Parties will not apply with respect to participation by any Party in any business activity or endeavour outside the Transaction, and, without implied limitation, a Party will not be accountable to the others for participation in any such business activity or endeavour outside the Transaction which is in direct competition with the business or activity undertaken by the Parties under this Agreement.

19.17

Anti-Bribery Law

(a)

The Parties hereby agree and acknowledge that Anti-Bribery Laws prohibit a number of activities, including but not limited to:

(i)

directly or indirectly offering or giving any financial or other advantage to any public official (including any government official, political party, or candidate for political office) or to any third party at a public official’s request or with his acquiescence, for the purpose of obtaining or retaining business;

(ii)

offering, promising, giving or receiving a bribe (which can constitute a financial or other advantage) or failing to prevent a bribe being paid to obtain or retain business for an organization;

(iii)

paying facilitation fees (including any payments made to facilitate or expedite the performance of a “routine government action”); and

(iv)

paying of promotional expenses in excess of a company’s own policies and above a level that is proportionate, reasonable and bona fide,

(b)

In the furtherance of complying with the prohibitions stated in this Section 19.17, the Parties hereby represent and warrant that, in the performance of their obligations hereunder or otherwise in connection with the conduct of business contemplated herein:

(i)

they have not made, and will not make, any proscribed payments; and

(ii)

they are not, and will not be, in violation of any of Anti-Bribery Law.

(c)

Neither Party will take any action, and will ensure that none of its Group Undertakings or any of its or their respective Agents take any action, directly or indirectly, which would expose the other Party or any of its Group Undertakings to the risk of being exposed to an offence for violation of any Anti-Bribery Law.

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Should the foregoing be acceptable, please sign in the space provided at the end of this letter and return the signed letter to us.

Yours truly,

TERMS OF THIS AGREEMENT ACKNOWLEDGED AS ACCEPTABLE this _____ day of _____________, 2011.

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Option Agreement – Avrupa Minerals
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SCHEDULE A-1

DESCRIPTION OF MINERAL RIGHTS

Contract	Date	Holder of Title
Prospecting and Research Contract nr. MN/PP/006/11 (Caveira)	16 March 2011	MAEPA – Empreendimentos Mineiros e Participações, Lda. and Adriano Fernando Barros
Prospecting and Research Contract nr. MN/PP/005/07 (Ferreira do Alentejo)	25 May 2007	MAEPA – Empreendimentos Mineiros e Participações, Lda
Prospecting and Research Contract nr. MN/PP/007/09 (Lousal-Alvalade)	17 September 2009	MAEPA – Empreendimentos Mineiros e Participações, Lda and Adriano Fernando Barros

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Option Agreement – Avrupa Minerals
Alvalade Copper Project, Portugal

SCHEDULE A-2

MAP OF MINERAL RIGHTS

The Mineral Rights are as shown below:

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Option Agreement – Avrupa Minerals
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SCHEDULE B

UNANIMOUS AND SUPERMAJORITY DECISIONS

Alvalade Copper Project, Portugal

Note, reference to the “Company” will mean the corporate entity that holds the Assets.

NEWCO – UNANIMOUS DECISIONS

a.

The acquisition or commencement of any business other than the business of exploration, exploitation and development of a mining project on the Mineral Rights and any material change in such business.

b.

Any material change in the corporate purpose of the Company from that set forth in the bylaws or the conduct of any activities by the Company that are not related to the project.

c.

Any dissolution, liquidation or winding up of the Company or other distribution of assets for the purpose of winding up, whether voluntary or involuntary.

d.

The issuance of any shares in the capital of the Company or any security, warrants options, or rights convertible into, exchangeable for, or carrying the right to subscribe for, shares in the capital of the Company, other than in accordance with this agreement.

e.

The redemption or purchase for cancellation of any shares in the capital of the Company, other than in accordance with this agreement.

f.

The merger, consolidation or amalgamation of the Company with or into, or a share exchange with any other company.

NEWCO – SUPERMAJORITY DECISIONS

a.

Termination or suspension of mining or Ore processing operations, other than temporary suspension for sound operational reasons or due to an event of force majeure.

b.

A change in the number of directors of the Company, except in accordance with the provisions of this agreement.

c.

The settlement of any arbitration or litigation between the Company and any of its shareholders or their Affiliates, in each case involving an aggregate value of more than US$1,000,000.

d.

The settlement of any litigation or arbitration that involves a payment by the Company to a third party in excess of US$5,000,000.

e.

Any amendment to the documents related to a project financing to which any shareholder is not a party that would reasonably be expected to adversely affect the obligations or credit exposure of any shareholder or its guarantors in relation to a project financing.

f.

The sale, transfer or pledge (including the creation of any mortgage, lien, security interest or similar interest therein) of (A) any mining concessions, easements, water rights of the company necessary to operate the project substantially in the manner contemplated in the feasibility study, (B) any of the Assets, or (C) any other assets of the Company (other than obsolete, superfluous or

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replaced assets) with a book value in excess of US$10,000,000, except for in all cases in the event of a project financing or refinancing of a development program.

g.

The incurring of indebtedness in excess of US$50,000,000 by the Company or the creation of encumbrances in respect of its assets to secure such indebtedness, except for the incurring of indebtedness and the creation of encumbrances in respect of a financing or refinancing of a development program or mining program or indebtedness related to a material expansion of mining operations.

h.

The granting of any pledge, security interest or other encumbrance over any of the Company’s assets, other than in connection with a project financing or the purchase of that asset.

i.

Any material amendments to the bylaws, except to the extent required to give effect to (A) the shareholder funding and/or dilution provisions of the Agreement, or the bylaws or (B) matters otherwise approved in accordance with the Agreement.

j.

Any reduction in the capacity of the initial project (measured in terms of crusher capacity or mill capacity) by more than 30% from that contemplated in the feasibility study.

k.

The decision to substantially cease operation or construction of the initial project for 180 continuous days or more with no reasonable prospect of resumption.

l.

Payment of any distribution to the shareholders other than in the form of cash.

m.

Any decision to curtail (other than as a result of force majeure) the rate of production by 30% or more for a period expected to exceed 75 days.

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Option Agreement – Avrupa Minerals
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SCHEDULE C

NET SMELTER RETURN ROYALTY AGREEMENT

This agreement (the “NSR Agreement”) is made as of t.

t (the “Company”) hereby grants to/agrees to pay to t (the “Royalty Holder”), a Production Royalty (as herein defined) on minerals produced, saved and sold from the properties (referred to herein as the “Property”) as more particularly defined and illustrated in Schedule “t” to this NSR Agreement, on the terms and subject to the conditions herein specified in this NSR Agreement.

WHEREAS, according to an option agreement dated t (the “Option Agreement”), among Antofagasta Minerals S.A., Avrupa Minerals Ltd. and MAEPA-Empreendimentos Mineiros E Participacoes, LDA, which may be superseded by a Shareholders Agreement as defined therein, the Parties agreed that in certain circumstances its interest will deemed to be converted to a royalty according to the terms of this NSR Agreement;

NOW, THEREFORE, in consideration of the covenants and conditions contained herein, and other valuable consideration, the parties to this NSR Agreement agree as follow:

1.

Production Royalty.

Upon the Commencement of Commercial Production, the Company grants and will pay the Royalty Holder a royalty equal to [1.5 percent (1.5%)] OR [1 percent (1%)] of the Net Smelter Returns from all Products, computed as herein provided.  No Production Royalty will be due upon bulk samples extracted by the Company for metallurgical testing purposes during the Company’s exploration or development work on the Property.

(a)

“Commencement of Commercial Production” means the first day of the month following the first 30 consecutive days during which Minerals have been produced from a mine at an average rate of not less than 65% of the initial rated capacity if a plant is located on the applicable Mineral Rights or if no plant is located thereon, the last day of the first period of 30 consecutive days during which ore has been shipped from the Mineral Rights on a reasonably regular basis for the purpose of earning revenues, whether to a plant or facility constructed for that purpose or to a plant or facility already in existence, but does not include the production of Minerals from bulk sampling or milling for the purpose of testing or milling by a pilot plant;

(b)

“Minerals” means all ores, intermediate products and concentrates or metals derived from them, containing precious, base and industrial minerals and which are found in, on or under the Property and may lawfully be explored for, mined and sold pursuant to the rights granted by the mineral rights comprising the Property and other instruments of title under which any of such rights are held; and

(c)

“Products” will mean the Company’s share of all Minerals mined from the Property and all concentrates and other products which are derived therefrom.

2.

Net Smelter Returns.

As used herein, “Net Smelter Returns” means the Gross Proceeds less Allowable Deductions.

(a)

As used herein, “Gross Proceeds” will have the following meaning:

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(i)

if the Company causes refined copper to be produced from the Products, then such copper will be deemed to have been sold at the Monthly Average Copper Price for such month in which it was produced, and the Gross Proceeds in respect of copper will be determined by multiplying Copper Production for such month by the Monthly Average Copper Price for such month. As used herein, “Copper Production” means the quantity of refined copper outturned during such month to the Company's pool account by an independent third party refinery in respect of Products on a final settlement basis.  “Monthly Average Copper Price” will mean the official cash settlement price as published daily by the London Metals Exchange (or, should that publication cease, another similar publication acceptable to the Parties or, if they cannot agree, determined by arbitration hereunder), calculated by dividing the sum of all such prices reported for such month by the number of days for which such prices were reported;

(ii)

if the Company causes refined nickel to be produced from the Products, then such nickel will be deemed to have been sold at the Monthly Average Nickel Price for such month in which it was produced, and the Gross Proceeds in respect of nickel will be determined by multiplying Nickel Production for such month by the Monthly Average Nickel Price for such month.  As used herein, “Nickel Production” means the quantity of refined nickel outturned during such month to the Company's pool account by an independent third party refinery in respect of Products on a final settlement basis.  “Monthly Average Nickel Price” will mean the official cash settlement price as published daily by the London Metals Exchange (or, should that publication cease, another similar publication acceptable to the Parties or, if they cannot agree, determined by arbitration hereunder), calculated by dividing the sum of all such prices reported for such month by the number of days for which such prices were reported;

(iii)

if the Company causes refined platinum, palladium, rhodium, ruthenium or other metals commonly referred to as “platinum group metals” (other than gold) (“PGM”) (meeting the specifications of the London Platinum and Palladium Market) to be produced from Products, Net Smelter Returns will be paid on the refined PGM, as herein provided.  For purposes of determining Net Smelter Returns, the refined PGM will be deemed to have been sold at the Monthly Average PGM Price for the specific metal and the Gross Proceeds will be determined by multiplying PGM Production during the calendar month by the Monthly Average PGM Price for such month.  As used herein, “PGM Production” will mean the quantity of refined PGM outturned during the calendar month to the Company’s account by an independent third party refinery from Products on a final settlement basis as used herein. “Monthly Average PGM Price” for the specific metal will mean the average monthly price for any PGM as published daily by the London Platinum and Palladium Market, calculated by dividing the sum of all such prices reported for the month by the number of days for which such prices were reported;

(iv)

if the Company causes refined gold (meeting the specifications of the London Bullion Market Association) to be produced from Products, Net Smelter Returns will be paid on the refined gold, as herein provided.  For purposes of determining Net Smelter Returns, the refined gold will be deemed to have been sold at the Monthly Average Gold Price and the Gross Proceeds will be determined by multiplying Gold Production during the calendar month by the Monthly Average Gold Price for such month.  As used herein, “Gold Production” will mean the quantity of refined gold outturned during the calendar month to the Company’s account by an independent third party refinery from Products, on a final settlement basis as used herein. “Monthly Average Gold Price” will mean the

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average London Bullion Market Association P.M. Gold Fix, calculated by dividing the sum of all such prices reported for the month by the number of days for which such prices were reported;

(v)

if the Company causes refined silver (meeting the specifications of the London Bullion Market Association) to be produced from Products, Net Smelter Returns will be paid on refined silver as herein provided.  For purposes of determining Net Smelter Returns, the refined silver will be deemed to have been sold at the Monthly Average Silver Price and the Gross Proceeds will be determined by multiplying Silver Production during the calendar month by the Monthly Average Silver Price for such month.  As used herein, “Silver Production” will mean the quantity of refined silver outturned during the calendar month to the Company’s account by an independent third party refinery from Products on a final settlement basis.  As used herein, “Monthly Average Silver Price” will mean the average London Bullion Market Association P.M. Silver Fix, calculated by dividing the sum of all such prices reported for the month by the number of days for which such prices were reported;

(vi)

if the Company sells raw ore mined from the Property or doré or concentrates produced from Products to an independent third party in an arm’s length transaction, then the Gross Proceeds will be equal to the amount of the proceeds actually received by the Company during the calendar month from the sale of such raw ore, doré, or concentrates;

(vii)

if the Company sells raw ore mined from the Property or doré, concentrates or intermediate products produced from Products in other than an arm’s length sale to an independent third party, then the Gross Proceeds will be equal to the fair market value of such raw ore, doré or concentrates;

(viii)

for all other Minerals the Company sells from the Property Gross Proceeds means the value of all consideration, monetary or otherwise, received by, or owing to, the Company from the sale or other disposition of Minerals; and

Gross Proceeds will include actual proceeds received from insurance payments as the result of any claim for the loss of Products.

(b)

As used herein, “Allowable Deductions” will mean all costs, charges and expenses paid by the Company for or with respect to processed Products, after such Products are shipped from the Property, including:

(i)

charges for treatment in the smelting and refining processes and other beneficiation processes or procedures (including handling, processing, interest and provision for settlement fees, costs of umpires, sampling, weighing, assaying and representation fees, penalties, and other deductions made by the processor or imposed by law and specifically excluding mining and milling costs);

(ii)

actual costs of transportation (including loading, freight, insurance security, transaction taxes, handling, port, demurrage, delay, and forwarding expenses incurred by reason of or in the course of such transportation) of Products from the Property to the place of treatment and then to the place of sale;

(iii)

costs or charges of any nature for or in connection with marketing or insurance, storage, or representation at a smelter or refinery for Products; and

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(iv)

sales, use, ad valorem, value added, severance, export, import, excise, net proceeds or mine, and any other tax on or measured by mineral production, but excluding taxes based on the Company’s or the Royalty Holder’s net income; and

provided that whether Products are processed on or off the Property in a facility wholly or partially owned by the Company or by an Affiliate of the Company, Allowable Deductions will not include any costs that are in excess of those which would be incurred on an arm’s length basis, or which would not be Allowable Deductions if those Products were processed by an independent third party.

3.

Calculation and Payment of Production Royalty.

(a)

The obligation to pay Production Royalty will accrue upon the outturn of refined metals, on which Production Royalty is payable to the Company’s account or the sooner sale of unrefined metals, doré, concentrates, ore or other Products, as hereinafter provided.

(b)

Where outturn of refined metals is made by an independent third party refinery on a provisional basis, the Net Smelter Returns will be based upon the amount of refined metal credited by such provisional settlement, but will be adjusted in subsequent statements to account for the amount of refined metal established by final settlement by the refinery.

(c)

Production Royalty will become due and payable quarterly on the last day of the month next following the end of the quarter in which the same accrued.  Production Royalty payments will be accompanied by a statement showing in reasonable detail the quantities and grades of the refined Products produced and sold or deemed sold by the Company monthly; the average monthly price determined as herein provided for refined metals on which Production Royalty is due; Allowable Deductions; and other pertinent information in sufficient detail to explain the calculation of the Production Royalty payment.

(d)

All Production Royalty payments will be considered final and in full satisfaction of all obligations of the Company with respect thereto, unless the Royalty Holder gives the Company written notice describing and setting forth a specific objection to the determination thereof within 12 months of receipt by the Royalty Holder of a Production Royalty statement.  If the Royalty Holder objects to a particular quarterly statement as herein provided, the Royalty Holder will, for a period of 60 days after the Company’s receipt of notice of such objection, have the right, upon reasonable notice and at reasonable time, to have the Company’s accounts and records relating to the calculation of the Production Royalty in question audited by a certified public accountant or chartered accountant acceptable to the Royalty Holder and to the Company.  If such audit determines that there has been a deficiency or an excess in the payment made to the Royalty Holder such deficiency or excess will be resolved by adjusting the next monthly Production Royalty payment or credit due hereunder.  The Royalty Holder will pay all costs of such audit unless a deficiency of 5% or more of the amount determined by the Company to be due to the Royalty Holder is determined to exist.  The Company will pay the costs of such audit if a deficiency of 5% or more of the amount due is determined to exist.  All books and records used by the Company to calculate Production Royalty due hereunder will be kept in accordance with generally accepted accounting principles consistently applied.  Failure on the part of the Royalty Holder to make claim on the Company for adjustment in such 12 month period will establish the correctness and preclude the filing of exceptions thereto or making of claims for adjustment thereon; providing that nothing herein will limit the time in which the Royalty Holder may commence a proceeding for fraud, concealment or misrepresentation.

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(e)

The Production Royalty will be in addition to any other royalty due to a third party.

(f)

The Company will have the right of mixing or commingling, at any location and either underground or at the surface, any Products from the Property with any ore, metals, minerals, or mineral products from other lands, provided that the Company will determine the weight or volume of, sample and analyze for grade and amenability to process all such Products and ores, metals, minerals and mineral products (including the recovery factor) before the same are so mixed or commingled. The Company will carry out proper weighing, sampling and assaying procedures in any commingling in accordance with sound engineering and metallurgical practices. Any such determining of weight or volume, sampling and analytical practices and procedures applied by the Company will be used as the basis of allocation of Net Smelter Returns payable to the Royalty Holder hereunder in the event of a sale by the Company of materials so mixed or commingled or of products produced therefrom.  Prior to commencement of commercial production, the Company will notify the Royalty Holder how the Company proposes to determine the weight of volume of, sample and analyze all such materials. The Royalty Holder may, within 30 days after receipt of such notice, object thereto in writing, specifying with particularity the grounds for such objection.  If the Royalty Holder does not serve a timely objection, the Royalty Holder will be deemed to have consented to procedures described in the Company’s notice.  If the Royalty Holder does object to the Company’s proposed procedures within such 30 day period, the Company and the Royalty Holder will attempt for a period of 15 days to reach agreement concerning the procedures to be used.  If the Company and the Royalty Holder fail to reach agreement within such 15 day period, either party may initiate binding arbitration in accordance with the provisions of this Agreement, to determine the procedures to be used.  Based on its operating experience, the Company may subsequently propose modifications to the approved procedures for determining the weight or volume of, sampling and analyzing ores or mineral products to be mixed or commingled, following the same procedures set forth above, including arbitration.  Notwithstanding the foregoing, nothing herein will require or permit the operations of the Company or its mixing or commingling or Products with any ores, metals, minerals or mineral products from other lands to be hindered, delayed or interrupted pending the determination of the procedures to be used.

(g)

The Company may but need not engage in forward sales, future trading or commodity options trading, and other price hedging, price protection, and speculative arrangements (“Trading Activities”) which may involve the possible delivery of base or precious metals produced from the Property.  The parties acknowledge and agree that the Royalty Holder will not be entitled to participate in the proceeds or be obligated to share in any losses generated by the Company’s Trading Activities.

4.

Binding Effect.

It is intended that all provisions of this NSR Agreement will run with the Property and the respective interests of the Company and the Royalty Holder therein and will be binding upon and inure to the benefit of the Royalty Holder and their respective successors and assigns.

5.

Recording.

Upon request by the Royalty Holder, the Company will record this NSR Agreement, or evidence of its existence, in the appropriate mining registry, if allowable under applicable laws.

4757829.4

CONTINUED Schedule “C” Page 6  Option Agreement – Avrupa Minerals
Alvalade Copper Project, Portugal

6.

No Implied Covenants.

The timing, nature, manner and extent of any exploration, development, mining, production and sale of Products, if any, will be at the sole discretion of the Company.  No implied covenants or conditions whatsoever will be read into this NSR Agreement, including without limitation any covenants or conditions relating to exploration, development, prospecting, mining, production or sale of Products, except for the covenants of good faith and fair dealing.

7.

Assignment.

The Company will have the right to assign the Property, in whole or in part and will have sole and absolute discretion concerning the sale, assignment, transfer, conveyance, venturing, encumbrance or other disposition of the Property, in whole or in part, on such terms and conditions as it determines appropriate.  The Company will require any transferee or assignee of any interest in the Property to assume in writing the obligation to pay the Royalty Holder the Production Royalty in accordance with the terms and conditions set forth herein, and upon such assumption, the Company will be released from all liability hereunder with respect to the transferred interest in the Property, except for such liability as has accrued prior thereto.

8.

Assignment by Royalty Holder.

The Royalty Holder may assign its rights under this NSR Agreement; provided, however, that any change in ownership of rights will be accomplished in such manner that the Company will not be required to make payments to or give notice to more than one person, firm, corporation, or entity.  No change or division in the ownership of the Production Royalty, however accomplished, will enlarge the obligations of or diminish the rights of the Company.  No change or division in the ownership of the Production Royalty will be binding on the Company until ten days after the Company has received a copy of the assignment instrument duly recorded in the applicable recording district evidencing the change or division in ownership.

9.

Treatment of Product.

The Company may, but will not be obligated to, treat, mill, heap leach, sort, concentrate, refine, smelt, or otherwise process, beneficiate or upgrade the ores, concentrates, and other mineral product produced from the Property, at sites located on or off the Property, prior to sale, transfer, or conveyance to a purchaser, user or other consumer.  The Company will not be liable for mineral values lost in processing under sound practices and procedures, and no Production Royalty will be due on any such lost mineral values.

10.

Disputes.

10.1

Corporate Process.  Any matter in dispute hereunder will be taken to successively higher levels of the parties’ management. Once the dispute has reached the president or chief executive officer (as the case may be) of each of the parties, any party may send a written notice to the other party indicating that there is a dispute that must be resolved according to this Section 10.1. If there is no resolution of the dispute at such level within 30 days of such notice, then either party may refer the matter to arbitration under Section 10.2. The arbitration will not be deemed to have commenced until one of the parties is duly served with a request for arbitration as provided under Section 10.2.

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CONTINUED Schedule “C” Page 7  Option Agreement – Avrupa Minerals
Alvalade Copper Project, Portugal

10.2

Arbitration.

(a)

All disputes arising out of or in connection with this NSR Agreement, including any question regarding its existence, validity, performance, effects, interpretation, breach or termination, will be referred to and finally resolved by arbitration administrated by the International Court of Arbitration of the International Chamber of Commerce, except as they may be modified herein or by mutual written agreement of the parties.

(b)

The place of arbitration will be Vancouver, British Columbia. The language of arbitration will be English. There will be (one or three) arbitrator(s).

(c)

Any party may, either separately or together with any other party to this NSR Agreement, initiate arbitration proceedings pursuant to this Section 10.2 by sending a request for arbitration to all other parties to this NSR Agreement and to the International Court of Arbitration of the International Chamber of Commerce. The arbitration will commence when the recipient party receives such notice.

(d)

Any party may intervene in any arbitration proceedings hereunder by submitting a written notice of claim, counterclaim or cross-claim against any party to this NSR Agreement, provided that such notice is also sent to all other parties and to the International Court of Arbitration of the International Chamber of Commerce within 30 days from the receipt by such intervening party of the relevant request for arbitration or notice of claim, counterclaim or cross-claim.

(e)

Any party named as respondent in a request for arbitration, or a notice of claim, counterclaim or cross-claim, may join any other party in any arbitration proceedings hereunder by submitting a written notice of claim, counterclaim or cross-claim against that party, provided that such notice is also sent to all other parties and to International Court of Arbitration of the International Chamber of Commerce within 30 days from the receipt by such respondent of the relevant request for arbitration or notice of claim, counterclaim or cross-claim.

(f)

Any joined or intervening party will be bound by any award rendered by the arbitral tribunal even if such party chooses not to participate in the arbitration proceedings.

11.

Indemnity.

(a)

The Company agrees that it will defend, indemnify, reimburse and hold harmless the Royalty Holder, its officers, directors, shareholders, employees and its successors and assigns (collectively the “indemnified parties”), and each of them, from and against any and all claims, demands, liabilities, actions and proceedings, which may be made or brought against the Royalty Holder or which it may sustain, pay or incur that howsoever result from or relate to operations conducted on or in respect of the Property that result from or relate to the mining, handling, transportation, smelting or refining of the Products or the handling of transportation of the Products; and

(b)

The indemnity provided in Section 11(a) is limited to claims, demands, liabilities, actions and proceedings that may be made or taken against an indemnified party in its capacity as or related to the Royalty Holder as a holder of the Production Royalty and will not include any indemnity in respect of any claims, demands, liabilities, actions and proceedings against an indemnified party in any other capacity.

4757829.4

CONTINUED Schedule “C” Page 8  Option Agreement – Avrupa Minerals
Alvalade Copper Project, Portugal

12.

Capitalized Terms.

Capitalized terms used but not defined herein will have the respective meanings ascribed to such terms in the Option Agreement.

13.

Governing Law.

This NSR Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable in the Province of British Columbia.

14.

Notice.

All notices and other communications under this NSR Agreement will be in writing and may be delivered personally or transmitted by e-mail or facsimile as follows:

To the Royalty Holder:

t

Facsimile:

t

Attention:

t

email:

t

To the Company:

t

Facsimile:

t

Attention:

t

email:

t

All such notices will be given (a) by personal delivery to the party, (b) by electronic communication, capable of producing a printed transmission, (c) by registered or certified mail return receipt requested, or (d) by overnight or other express courier service.  All such notices will be effective and will be deemed given on the date of receipt at the principal address if received during normal business hours, and, if not received during normal business hours, on the next Business Day following receipt, or if by electronic communication, on the date of such communication if received during normal business hours, and, if not received during normal business hours, on the next Business Day following receipt.  Any Party may change its address by notice to the other Parties given in accordance with this Section 14.

15.

Counterparts.

This NSR Agreement may be executed in any number of counterparts and by the different Parties hereto on separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts together will constitute one and the same instrument.

4757829.4

Option Agreement – Avrupa Minerals
Alvalade Copper Project, Portugal

SCHEDULE D

DILUTION FORMULA EXAMPLES

1.

Scenario 1 – Dilution during the 51/49 Phase

a)

The following examples assume that:

-

Antofagasta delivered the Second Option Termination Notice one year after the 51% Exercise Date but before delivering the Feasibility Study, and therefore the Agreement is in the 51/49 Phase;

-

Antofagasta has a 51% Interest and Avrupa has a 49% Interest;

-

Antofagasta is the Diluting Party;

-

$4,000,000 in First Option Expenditures incurred by Antofagasta;

-

$2,000,000 in Expenditures during Phase II incurred by Antofagasta (until delivery of the Second Option Termination Notice);

-

$102,000 in Actual Expenditures incurred by Antofagasta in the 51/49 Phase up to dilution;

-

$98,000 in Actual Expenditures incurred by Avrupa in the 51/49 Phase up to dilution; and

-

$30,000,000 Current Work Program.

b)

Deemed Expenditures:

Deemed Expenditures of Antofagasta = 100% of all Expenditures = First Option Expenditures + Expenditures during Phase II = $4,000,000 + $2,000,000 = $6,000,000

Deemed Expenditures of Avrupa = (49/51) x $6,000,000 = $5,764,706

c)

Relevant Information:

Deemed Expenditures of Antofagasta	=	$6,000,000
Deemed Expenditures of Avrupa	=	$5,764,706
Total Deemed Expenditures	=	$11,764,706

Actual Expenditures of Antofagasta	=	$102,000
Actual Expenditures of Avrupa	=	$98,000
Total Actual Expenditures up to dilution	=	$200,000

Total Current Work Program	=	$30,000,000
Antofagasta’s proportionate contribution	=	$15,300,000
Avrupa’s proportionate contribution	=	$14,700,000

4757829.4

CONTINUED Schedule “E” Page 2

Option Agreement – Alvalade Copper Project, Portugal

Therefore (these values will be the same in both examples below):

a = $6,000,000 + $102,000 = $6,102,000 (i.e., the total Deemed and Actual Expenditures of Antofagasta – not including the amount of the Current Work Program)

c = $11,764,706 + $200,000 = $11,964,706 (i.e., the total Deemed and Actual Expenditures of all Parties – not including the amount of the Current Work Program)

d)

Examples for scenario 2:

Example 1: Normal Dilution

b = $0

d = $14,700,000 + $15,300,000 = $30,000,000 (i.e., the proportionate contribution that Avrupa elects to contribute to Current Work Program + the amount that Avrupa elects to contribute of Antofagasta’s proportionate contribution that it elected not to contribute to the Current Work Program (in this case, all of Antofagasta’s proportionate contribution))

After dilution, Antofagasta’s Interest will be:

a + b x 100

 =

$ 6,102,000   + $0               x 100 = 14.54%

c + d

$ 11,964,706 + $30,000,000

Example 2: Accelerated Dilution

b = $0 (where Antofagasta actually contributes $0 to the Current Work Program)

d = $14,700,000 + (2 x $15,300,000) = $45,300,000 (i.e., the proportionate contribution Avrupa elects to contribute to the Current Work Program + the amount that Avrupa elects to contribute of Antofagasta’s proportionate contribution that it elected to contribute to the Current Work Program, but failed to contribute (in this case, all of Antofagasta’s proportionate contribution), multiplied by 2)

After dilution, Antofagasta’s Interest will be:

a + b x 100

 =

$ 6,102,000   + $0               x 100 = 10.66%

c + d

$ 11,964,706 + $45,300,000

2.

Scenario 2 – Dilution during Phase III

a)

The following examples assume that:

-

Antofagasta exercised the First Option and the Second Option, and therefore the Agreement is in Phase III;

-

Antofagasta has a 75% Interest and Avrupa has a 25% Interest;

-

Avrupa is the Diluting Party;

-

$4,000,000 in First Option Expenditures incurred by Antofagasta;

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CONTINUED Schedule “E” Page 3

Option Agreement – Alvalade Copper Project, Portugal

-

$30,000,000 in Expenditures during Phase II incurred by Antofagasta.

-

$3,750,000 in Actual Expenditures incurred by Antofagasta during Phase III up to dilution;

-

$1,250,000 in Actual Expenditures incurred by Avrupa during Phase III up to dilution; and

-

$30,000,000 Current Work Program.

b)

Deemed Expenditures:

Deemed Expenditures of Antofagasta = 100% of all Expenditures = First Option Expenditures + Expenditures during Phase II = $4,000,000 + 30,000,000 = $34,000,000.

Deemed Expenditures of Avrupa = (25/75) x $34,000,000 = $11,333,333

c)

Relevant Information:

Deemed Expenditures of Antofagasta	=	$34,000,000
Deemed Expenditures of Avrupa	=	$11,333,333
Total Deemed Expenditures	=	$45,333,333
Actual Expenditures of Antofagasta	=	$3,750,000
Actual Expenditures of Avrupa	=	$1,250,000
Total Actual Expenditures up to dilution	=	$5,000,000
Total Current Work Program	=	$30,000,000
Antofagasta’s proportionate contribution	=	$22,500,000
Avrupa’s proportionate contribution	=	$7,500,000

Therefore (these values will be the same in both examples below):

a = $11,333,333 + $1,250,000 = $12,583,333 (i.e., the total Deemed and Actual Expenditures of Avrupa – not including the amount of the Current Work Program)

c = $45,333,333 + $5,000,000 = $50,333,333 (i.e., the total Deemed and Actual Expenditures of all Parties – not including the amount of the Current Work Program)

d)

Examples for scenario 1:

Example 1: Normal Dilution

b = $0

d = $22,500,000 + $7,500,000 = $30,000,000 (i.e., the proportionate contribution that Antofagasta elects to contribute to Current Work Program + the amount that Antofagasta elects to contribute of Avrupa’s proportionate contribution that it elected not to contribute to the Current Work Program (in this case, all of Avrupa’s proportionate contribution))

After dilution, Avrupa’s Interest will be:

a + b x 100

=

$12,583,333   + $0

x 100 = 15.66%

c + d

$50,333,333 + $30,000,000

4757829.4

CONTINUED Schedule “E” Page 4

Option Agreement – Alvalade Copper Project, Portugal

Example 2: Accelerated Dilution

b = $0 (where Avrupa actually contributes $0 to the Current Work Program)

d = $22,500,000 + (2 x $7,500,000) = $37,500,000 (i.e., the proportionate contribution Antofagasta elects to contribute to the Current Work Program + the amount that Antofagasta elects to contribute of Avrupa’s proportionate contribution that it elected to contribute to the Current Work Program, but failed to contribute (in this case, all of Avrupa’s proportionate contribution), multiplied by 2)

After dilution, Avrupa’s Interest will be:

a + b x 100

=

$12,583,333   + $0

x 100 = 14.33%

c + d

$50,333,333 + $37,500,000

4757829.4

Option Agreement – Avrupa Minerals
Alvalade Copper Project, Portugal

SCHEDULE E

PROSPECTING AND RESEARCH AGREEMENTS

4757829.4